$[696,332,000]
(Approximate)

Groups I, II and III

Preliminary Term Sheet

American Home Mortgage Investment Trust 2006-2
Mortgage Backed Notes, Series 2006-2

American Home Mortgage Securities LLC
(Depositor)

American Home Mortgage Servicing, Inc.
(RMBS Servicer)

Wells Fargo Bank, N.A.
(RMBS Master Servicer)

June 28, 2006

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an indication of interest in purchasing such securities, when, as and if issued. Any such indication will not constitute a contractual commitment by you to purchase any of the securities until the offering has been priced and we have advised you of and confirmed the allocation of securities to be made to you. You may withdraw your indication of interest at any time prior to the notice of allocation. The issuer is not obligated to issue such security or any similar security and the underwriter’s obligation to deliver such security is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of such security when, as and if issued by the issuer. You are advised that the terms of the securities, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of Notes may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. You are advised that securities may not be issued that have the characteristics described in these materials. The underwriter’s obligation to sell such securities to you is conditioned on the mortgage loans and Notes having the characteristics described in these materials. If for any reason the issuer does not deliver such Notes, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

An investor or potential investor in the Notes (and each employee, representative, or other agent of such person or entity) may disclose to any and all persons, without limitation, the tax treatment and tax structure of the transaction and all related materials of any kind, including opinions or other tax analyses, that are provided to such person or entity. However, such person or entity may not disclose any other information relating to this transaction unless such information is related to such tax treatment and tax structure.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-(877) 867-2654.

AUTOMATICALLY GENERATED E-MAIL DISCLAIMERS
Any disclaimer appearing at the bottom of the email communication to which this free writing prospectus is attached stating either of the following (or any derivative thereof):

(1) that these materials contain confidential information; or
(2) that the sender does not accept liability relating to the accuracy or completeness of these materials; or
(3) that these materials do not constitute a solicitation or an offer to buy or sell securities in each case, is not applicable to these materials and should be disregarded. Such disclaimers have been automatically generated as a result of these materials having been sent via e-mail or another system such as Bloomberg.

COMPUTATIONAL MATERIALS

The attached information contains certain tables and other statistical analyses (the "Computational Materials") that have been prepared by UBS Securities LLC. Numerous assumptions (including preliminary assumptions about the pool assets and structure) were used in preparing the Computational Materials that may or may not be reflected herein. Any such information or assumptions are subject to change. The information in this free writing prospectus may reflect assumptions specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any assumptions specifically required by you. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates shown in the attached Computational Materials. Furthermore, unless otherwise provided, the Computational Materials assume no losses on the underlying assets and no interest shortfalls. These Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.

$ [696,332,000]
American Home Investment Trust 2006-2
Mortgage Backed Notes, Series 2006-2
Groups I, II, and III

Structure Overview

Class	Size (1)	Expected Rating S&P/Mdys	Target Credit Enhance% (1)(2)	Note Interest Rate	WAL (11)	Collateral	Note Type
Group I, Group II and Group III Offered Notes
I-A-1	142,320,000	AAA/Aaa	16.35%	LIBOR(3)	1.00	MTA Neg Am ARMs	Group 1 Super Senior
I-A-2	69,062,000	AAA/Aaa	16.35%	LIBOR(3)	3.00	MTA Neg Am ARMs	Group 1 Super Senior
I-A-3	101,316,000	AAA/Aaa	16.35%	LIBOR(3)	5.57	MTA Neg Am ARMs	Group 1 Super Senior
I-A-4	34,745,000	AAA/Aaa	6.35%	LIBOR(3)	2.92	MTA Neg Am ARMs	Group 1 Senior Support
II-A-1A	33,653,000	AAA / Aaa	6.95%	LIBOR(4)	1.00	Short Reset Hybrid ARMs	Group 2 Senior
II-A-1B	13,653,000	AAA / Aaa	6.95%	LIBOR(4)	3.00	Short Reset Hybrid ARMs	Group 2 Senior
II-A-1C	19,184,000	AAA / Aaa	6.95%	LIBOR(4)	5.27	Short Reset Hybrid ARMs	Group 2 Senior
II-A-2	70,494,000	AAA / Aaa	6.95%	HYBRID(5)	2.64	5/1 Hybrid ARMs	Group 2 Senior
III-A-1	80,258,000	AAA / Aaa	7.50%	LIBOR(6)	1.00	Fixed Rate	Group 3 Senior
III-A-2	44,633,000	AAA / Aaa	7.50%	FIXED(7)	3.00	Fixed Rate	Group 3 Senior
III-A-3	13,094,000	AAA / Aaa	7.50%	FIXED(7)	5.00	Fixed Rate	Group 3 Senior
III-A-4	20,877,000	AAA / Aaa	7.50%	FIXED(7)	5.82	Fixed Rate	Group 3 Senior
III-A-5	17,651,000	AAA / Aaa	7.50%	FIXED(7)	5.38	Fixed Rate	Group 3 NAS
I-M-1	7,565,000	AA+ / Aa2	4.30%	LIBOR(8)	5.41	MTA Neg Am ARMs	Group 1 Subordinate
I-M-2	5,535,000	AA / NR	2.80%	LIBOR(8)	5.41	MTA Neg Am ARMs	Group 1 Subordinate
I-M-3	2,399,000	AA- / NR	2.15%	LIBOR(8)	5.41	MTA Neg Am ARMs	Group 1 Subordinate
I-M-4	2,030,000	A+ / NR	1.60%	LIBOR(8)	5.41	MTA Neg Am ARMs	Group 1 Subordinate
I-M-5	2,214,000	A / NR	1.00%	LIBOR(8)	5.41	MTA Neg Am ARMs	Group 1 Subordinate
I-M-6	1,845,000	BBB / NR	0.50%	LIBOR(8)	4.75	MTA Neg Am ARMs	Group 1 Subordinate
II-M-1	3,514,000	AA+ / Aa2	4.55%	LIBOR(9)	4.55	Combined Hybrid ARMs	Group 2 Subordinate
II-M-2	2,489,000	AA / A2	2.85%	LIBOR(9)	4.54	Combined Hybrid ARMs	Group 2 Subordinate
II-M-3	805,000	A+ / Baa1	2.30%	LIBOR(9)	4.54	Combined Hybrid ARMs	Group 2 Subordinate
III-M-1	4,727,000	AA / Aa2	5.00%	FIXED(10)	4.75	Fixed Rate	Group 3 Subordinate
III-M-2	2,269,000	A+ / A2	3.80%	FIXED(10)	4.75	Fixed Rate	Group 3 Subordinate
Non- Offered Notes
II-M-4	732,000	A+ / NR				Short Reset Hybrid ARMs	Group 2 Subordinate
II-M-5	1,904,000	BBB / NR				Short Reset Hybrid ARMs	Group 2 Subordinate
III-M-3	945,000	A+ / A2				Fixed Rate	Group 3 Subordinate
III-M-4	1,418,000	A- / Baa1				Fixed Rate	Group 3 Subordinate
III-M-5	1,324,000	BBB+ / Baa3				Fixed Rate	Group 3 Subordinate
III-M-6	1,607,000	BBB- / NR				Fixed Rate	Group 3 Subordinate

Structure Overview (continued)

(1)	The class sizes and related credit enhancement levels are subject to change based upon the final pool and rating agency evaluation of subordination, overcollateralization (“OC”) and excess spread.

(2)
Credit enhancement for the Notes will be provided by a combination of subordination, OC and excess spread all as more fully described herein. The expected initial credit enhancement percentages (calculated using the related OC Target amount) are as provided above. The initial OC level for the Group 1 Notes will equal [0.00]% of the Cut-Off Date unpaid principal balance of the related mortgage loans and OC Target amount for the Group 1 Notes will equal [0.50]% of the Cut-Off Date unpaid principal balance of the related mortgage loans. The initial OC level of the Group 2 Notes will equal [0.0]% of the Cut-Off Date unpaid principal balance of the related mortgage loans and OC Target amount will equal [0.50]% of the Cut-Off Date unpaid principal balance of the related mortgage loans. The initial OC level for the Group 3 Notes will equal [0.15]% of the Cut-Off Date unpaid principal balance of the related mortgage loans and OC Target amount for the Group 3 Notes will equal [1.00]% of the Cut-Off Date unpaid principal balance of the related mortgage loans. Excess spread will be applied to pay principal on the related Notes, resulting in a limited acceleration of the related Notes, in order to create and maintain the related OC level at the related OC Target.

(3)
The Note Interest Rate for the Class I-A-1, Class I-A-2, Class I-A-3 and Class I-A-4 Notes (collectively, the “Class I-A Notes”) will be a floating rate based on the lesser of (i) One-Month LIBOR plus the related margin, and (ii) a maximum note interest rate of [ ]%, subject to the related Available Funds Rate described herein. On the first Payment Date after the first possible Optional Termination Date, the margin for the Class I-A Notes will increase to 2 times the original margin.

(4)
The Note Interest Rate for the Class II-A-1A, Class II-A-1B and Class II-A-1C Notes will be a floating rate based on the lesser of (i) One-Month LIBOR plus the related margin, and (ii) a maximum Note interest rate of [ ]%, subject to the related Available Funds Rate described herein. On the first Payment Date after the first possible Optional Termination Date, the margin for the Class II-A-1A, Class II-A-1B and Class II-A-1C Notes will increase to 2 times the original margin.

(5)
The Note Interest Rate for the Class II-A-2 Notes will be equal to [ ]% for the first [56] Payment Dates. Thereafter will be a floating rate based on the lesser of (i) 6-Month LIBOR plus [ ]%, and (ii) a maximum Note interest rate of [ ]%, subject to the related Available Funds Rate described herein.

(6)
The Note Interest Rate for the Class III-A-1 Notes will be a floating rate based on the lesser of (i) One-Month LIBOR plus the related margin, and (ii) to the related Available Funds Rate described herein. On the first Payment Date after the first possible Optional Termination Date, the margin for the Class III-A-1 Notes will increase to 2 times the original margin.

(7)
The Note Interest Rate for the Class III-A-2, Class III-A-3, Class III-A-4 and Class III-A-5 Notes will be a fixed rate equal to [ ]%, [ ]%, [ ]% and [ ]% respectively, subject to the Available Funds rate described herein. On the first Payment Date after the first possible Optional Termination Date, the Note Interest Rate for the Class III-A-2, Class III-A-3, Class III-A-4 and Class III-A-5 Notes will be increased by [0.50]%.

(8)
The Note Interest Rate for the Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, and Class I-M-6 Notes (collectively, the “Class I-M Notes”) will be a floating rate based on the lesser of (i) One-Month LIBOR plus the related margin, and (ii) a maximum Note interest rate of [ ]%, each subject to the related Available Funds Rate described herein. On the first Payment Date after the first possible Optional Termination Date, the margin for the Class I-M Notes will increase to 1.5 times the original margin.

(9)
The Note Interest Rate for the Class II-M-1, Class II-M-2, Class II M-3, Class II-M-4, and Class II-M-5 Notes (collectively, the “Class II-M Notes”) will be a floating rate based on the lesser of (i) One-Month LIBOR plus the related margin, and (ii) a maximum Note interest rate of [ ]%%, each subject to the related Available Funds Rate described herein. On the first Payment Date after the first possible Optional Termination Date, the margin for the Class II-M Notes will increase to 1.5 times the original margin.

(10)
The Note Interest Rate for the Class III-M-1, Class III-M-2, Class III-M-3, Class III-M-4, Class III-M-5, and Class III-M-6 Notes (collectively, the “Class III-M Notes”) will be a fixed rate equal to [ ]%, [ ]%, [ ]%, [ ]% and [ ]% respectively, subject to the Available Funds rate described herein. On the first Payment Date after the first possible Optional Termination Date, the Note Interest Rate on the Class III-M Notes will increase by [0.50]%.

(11)
WALs are calculated to the 20% Optional Termination with respect to the Group 1, Group 2 and Group 3 Notes. The Group 1 Notes at a Prepayment Pricing Speed Assumption of [25]% CPR. The Group 2 Notes at a Prepayment Pricing Speed Assumption of [25]% CPR. The Group 3 Notes at a Pricing Speed which is [8]% CPR ramping to [24]% CPR over the first [12] distribution dates and then [24]% CPR thereafter.

Collateral Description

-
Conventional, one- to four-family, hybrid and adjustable-rate loans secured by first liens on residential mortgage properties as briefly described in the table below and as more fully described in Exhibit VI attached hereto.

-
Approximately 39.01%, 56.21%, and 77.37% of the mortgage loans in loan groups 1, 2 and 3, respectively and 52.88% of the total mortgage loans have “conforming” balances. However, some of these loans may have been underwritten in accordance with underwriting standards consistent with “non-conforming” mortgage loans. A “non-conforming “ mortgage loan means a mortgage loan which is ineligible for purchase by Fannie Mae or Freddie Mac due to either credit characteristics of the related mortgagor or documentation standards in connection with the underwriting of the related mortgage loan that do not meet the Fannie Mae or Freddie Mac underwriting guidelines for “A” credit borrowers. For a description of the underwriting standards under which the mortgage loans were originated, refer to the section titled “Mortgage Loan Origination - Underwriting Guidelines” in the prospectus supplement.

-
The mortgage loans were originated by American Home. American Home Mortgage Investment Corp. and, together with its wholly-owned subsidiaries, collectively referred to as American Home, is primarily engaged in the business of originating and servicing residential mortgage loans.

-	Approximately 12.53%, 7.89%, and 8.64% of the mortgage loans in loan groups 1, 2, and 3, respectively have a loan-to-value ratio greater than 80%.

-
None of the Group 1 and Group 2 mortgage loans have a loan-to-value greater than 80% and do not have MI. Approximately .08% of the Group 3 mortgage loans have a loan-to-value greater than 80% and do not have MI.

-	As of the Cut-Off Date, none of the mortgage loans will be greater than 30-days delinquent.

-	Approximately 2.75%, 80.98%, and 45.10% of the mortgage loans in loan groups 1, 2, and 3, respectively provide for a period of interest only payments before they convert to fully amortizing.

-
The information related to the mortgage loans described herein is preliminary and is meant to reflect information as of the Cut-off Date. It is expected that on or prior to the Closing Date, unscheduled principal payments will reduce the principal balance of the Mortgage Loans as of the Cut-off Date and may cause a decrease in the aggregate principal balance of the Mortgage Loans, as reflected herein, of up to 10%. Additional similar mortgage loans may be included. Consequently, the initial principal balance of any of the Offered Notes by the Closing Date is subject to an increase or decrease of up to 10% from amounts shown herein.

Loan group Description

➢	Group 1 - MTA Neg Am ARMs.
➢	Group 2- Short Reset Hybrids
➢	Group 3 - Fixed rate

Loan Description	% of Pool	Gross WAC	Net WAC	WAM (mos.)	Gross Margin	Net Margin	Initial Cap	Period Cap	Max Rate	Mos to Roll
Group 1	52.38	6.808	6.258	417	3.119	2.569	0.000	0.000	10.067	1
Group 2	20.78	6.734	6.444	360	2.583	2.293	3.940	1.600	11.841	34
Group 3	26.84	7.118	6.868	355	0.000	0.000	0.000	0.000	0.000	0

Summary of Terms

Depositor:	American Home Mortgage Securities, LLC.
RMBS Master Servicer/Securities Administrator:	Wells Fargo Bank, N.A.
RMBS Servicer:	The mortgage loans are serviced by American Home Mortgage Servicing, Inc.
Underwriters:	UBS Investment bank. (lead manager), Lehman Brothers, Inc., Greenwich Capital Markets, Inc. and Goldman, Sachs & Co.
Custodian:	Deutsche Bank Trust Company Americas.
Indenture Trustee:	U.S. Bank, National Association.
Owner Trustee:	Wilmington Trust Company.
Rating Agencies:	Standard & Poor’s and Moody’s Investors Service.
Cut-off Date:	June 1, 2006.
Closing Date:	June [30], 2006.
Payment Date:	25th day of each month (or the next business day), commencing July 2006.
The Offered Notes:
The Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4, Class II-A-1A, Class II-A-1B, Class II-A-1C, Class II-A-2, Class III-A-1, Class III-A-2, Class III-A-3, Class III-A-4, Class III-A-5, Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, Class I-M-6, Class II-M-1, Class II-M-2, Class II-M-3, Class III-M-1, and Class III-M-2 Notes.

The Non-Offered Notes:	The Class II-M-4, Class II-M-5, Class III-M-3, Class III-M-4, Class III-M5 and Class III-M-6 Notes.
Optional Clean-Up Call:
Under certain conditions as provided for in the prospectus supplement, the holder of a majority percentage interest in the trust certificates may repurchase each of the Group 1 mortgage loans, Group 2 mortgage loans or Group 3 mortgage loans, respectively, when each such group is reduced to 20% of the aggregate principal balance of such group as of the Cut-Off Date.

Negative Amortization:
The Group 1 mortgage loans are subject to negative amortization. For any Payment Date, the Group 1 Principal Remittance Amount will be reduced by any negative amortization on such loans until reduced to zero. Any additional negative amortization in excess of the Group 1 Principal Remittance Amount will constitute an “Additional Negative Amortization Principal Amount.”

Registration:	The Offered Notes will be available in book-entry form through DTC.
Denominations:	The Offered Notes are issuable in minimum denominations of an original amount of $100,000 and multiples of $1 in excess thereof.

Summary of Terms (continued)

Federal Tax Treatment:
The Offered Notes are expected to be treated as debt instruments for federal income tax purposes. However, the Indenture will provide that in the event the Non-Offered Notes and Owner Trust Certificates are held by an entity which is neither a real estate investment trust (a “REIT”) nor a qualified subsidiary of a REIT, to avoid the adverse tax consequences of being taxed as a corporation, the trust agreement and the indenture will provide for the indenture trustee to undertake certain steps, including the following: the indenture trustee will cause certain assets of the trust to be transferred to a new entity with respect to which one or more REMIC elections will be made, in exchange for certain REMIC certificates to be issued by the new entity; the trust will issue new notes (which for tax purposes are expected to constitute REMIC regular interests), backed by these REMIC certificates, to holders of Offered Notes in exchange for the Offered Notes. This exchange would be considered a taxable exchange in which a beneficial owner of an Offered Note would recognize gain or loss in an amount equal to the difference, if any, between such Offered Noteholder's adjusted tax basis in the Offered Notes and the fair market value of the new notes received in exchange therefore.

ERISA Considerations:	The Offered Notes generally may be purchased by, on behalf of, or with plan assets of, a Plan, subject to the considerations set forth in the prospectus supplement.
SMMEA Eligibility:
The Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4, Class II-A-1A, Class II-A-1B, Class II-A-1C, Class II-A-2, Class III-A-1, Class III-A-2, Class III-A-3, Class III-A-4, Class III-A-5, Class I-M-1, Class I-M-2, Class I-M-3, Class II-M-1, Class II-M-2, Class III-M-1 and Class III-M-2 Notes will be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

Summary of Terms (continued)

P&I Advances:
The RMBS Servicer will be obligated to advance, or cause to be advanced, cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent that the RMBS Servicer reasonably believes that such cash advances can be repaid from future payments on the related mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the Notes and are not intended to guarantee or insure against losses.

Net Mortgage Rate:	On any mortgage loan, the then applicable mortgage rate thereon minus the sum of (1) the applicable Servicing Fee and (2) any lender paid mortgage insurance fee, if applicable.
Servicing Fee:
With respect to each mortgage loan and any Payment Date, the fee payable to the RMBS Servicer in respect of servicing compensation that accrues at an annual rate equal to the related servicing fee rate multiplied by the stated principal balance of such mortgage loan as of the first day of the related Due Period.

Fixed Notes:
The Class II-A-2, Class III-A-2, Class III-A-3, Class III-A-4, Class III-A-5, Class III-M-1, Class III-M-2, Class III-M-3, Class III-M-4, Class III-M-5 and Class III-M-6 Notes (provided that the Class II-A-2 Notes will adjust to a floating rate on the 57th Payment Date).

Accrual Period:
The “accrual period” for all of the Notes except the Fixed Notes will be the period from and including the preceding Payment Date (or from the Closing Date with respect to the first Payment Date) to and including the day prior to the current Payment Date. The “accrual period” for the Fixed Notes (including the Class II-A-2 Notes, after the 57th payment date) will be the calendar month preceding the month in which the Payment Date occurs, beginning in June 2006. The Securities Administrator will calculate interest on all of the Classes of Notes except the Fixed Notes on an actual/360 basis and will settle flat. The Securities Administrator will calculate interest on the Fixed Notes (including the Class II-A-2 Notes, after the 57th payment date) on a 30/360 basis.

Summary of Terms (continued)

Credit Enhancement for the Group 1 Notes
Subordination (includes initial OC):
Initially, 5.85% for the Class I-A Notes, 3.80% for the Class I-M-1 Notes, 2.30% for the Class I-M-2 Notes, 1.65% for the Class I-M-3 Notes, 1.10% for the Class I-M-4 Notes, 0.50% for the Class I-M-5 Notes and 0.00% for the Class I-M-6 Notes (Note: the CE for the Class I-A-1, Class I-A-2 and Class I-A-3 will be 16.35% due to the support of the Class I-A-4 Notes).

•   Overcollateralization (“OC”)

Initial (% Orig.)	0.00%
OC Target (% Orig.)	0.50%
Stepdown (% Current)	1.25% before 72, 1.00% thereafter
OC Floor (% Orig.)	0.50%

•   Excess spread, which will initially be equal to approximately [216] bps per annum (before losses) as of the Cut-off Date, is expected to be available to cover losses on all the Group 1 Notes and to build and replenish OC as needed.

Credit Enhancement for the Group 2 Notes:
Subordination (includes initial OC):
Initially, 6.45% for the Class II-A Notes, 4.05% for the Class II-M-1 Notes, 2.35% for the Class II-M-2 Notes, 1.80% for the Class II-M-3 Notes, 1.30% for the Class II-M-4 Notes and 0.00% for the Class II-M-5 Notes.

•   Overcollateralization (“OC”)

Initial (% Orig.)	0.00%
OC Target (% Orig.)	0.50%
Stepdown (% Current)	1.00%
OC Floor (% Orig.)	0.35%

•   Excess spread, which will initially be equal to approximately [103] bps per annum (before losses) as of the Cut-off Date, is expected to be available to cover losses on all the Group 2 Notes and to build and replenish OC as needed.

Credit Enhancement for the Group 3 Notes:
Subordination (includes initial OC):
Initially, 6.65% for the Class III-A Notes, 4.15% for the Class III-M-1 Notes, 2.95% for the Class III-M-2 Notes, 2.45% for the Class III-M-3 Notes, 1.70% for the Class III-M-4 Notes, 1.00% for the Class III-M-5 Notes and 0.15% for the Class III-M-6 Notes.

•      Overcollateralization (“OC”)

Initial (% Orig.)	0.15%
OC Target (% Orig.)	1.00%
Stepdown (% Current)	2.00%
OC Floor (% Orig.)	0.35%

•       Excess spread, which will initially be equal to approximately [129] bps per annum (before losses) as of the Cut-off Date, is expected to be available to cover losses on all the Group 3 Notes and to build and replenish OC as needed.

Summary of Terms (continued)

Available Funds
For any Payment Date and with respect to each loan group, will be an amount that generally includes (1) all previously undistributed principal and interest portions of scheduled payments, principal prepayments and the principal and interest portions of net liquidation proceeds, (2) any monthly advances and compensating interest payments made by the RMBS Master Servicer or RMBS Servicer for such Payment Date in respect of the mortgage loans in the related loan group, (3) any amounts reimbursed by the RMBS Master Servicer in connection with losses on certain eligible investments, (4) in the case of the Group I Loans, any prepay penalty collections, net of (5) fees payable to, and amounts reimbursable to, the RMBS Master Servicer, the RMBS Servicer, the Securities Administrator, the Indenture Trustee and the Custodian. Investment earnings on amounts on deposit in the master servicer collection account and the payment account are not part of Available Funds.

Accrued Note Interest:
For any Payment Date and each class of Notes, interest accrued during the related accrual period at the then-applicable Note Interest Rate on the related note principal balance thereof immediately prior to such Payment Date, plus any Accrued Note Interest remaining unpaid from any prior Payment Date with interest thereon at the related Note Interest Rate.

Available Funds Rate:
In the case of the Group I Loans, the product of:

(a) the lesser of:
(i) the product of (a) the Weighted Average Adjusted Net Mortgage Rate on the Group I Loans as of the Due Date in the prior calendar month (after giving effect to principal prepayments received in the Prepayment Period related to that prior Due Date), and
(b) a fraction, the numerator of which is 30, and the denominator of which is the actual number of days that elapsed in the related Accrual Period, and

(ii) the product of (i) the Available Funds with respect to the Group I Loan and (ii) a fraction, the numerator of which is 12 and the denominator of which is the aggregate Stated Principal Balance of the Group I Loans as of the Due Date occurring in the month preceding the month of that Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date), and
(b) a fraction, the numerator of which is 30, and the denominator of which is the actual number of days that elapsed in the related Accrual Period,

In the case of the Group II and III Loans:
On any Payment Date and any class of related Class A Notes, the per annum rate equal to (a) the weighted average of the Net Mortgage Rates on the related Mortgage Loans as of the end of the prior Due Period, weighted on the basis of the Stated Principal Balances thereof as of the end of the prior Due Period, times (b) in the case of the Class II-A-1A, Class II-A-1B, Class II-A-1C, Class II-A-2 and Class III-A-1 Notes only, a fraction equal to (x) 30 divided by (y) the number of days in the related Accrual Period.

On any Payment Date and any class of related Class M Notes, the per annum rate equal to (a) the weighted average of the Net Mortgage Rates of the mortgage loans in the related group included in the trust as of the end of the prior Due Period, times (b) in the case of the Class II-M Notes a fraction equal to (x) 30 divided by (y) the number of days in the related Accrual Period, weighted in proportion to the results of subtracting from the aggregate principal balance of each loan group in Group 2 the current aggregate Certificate Principal Balance of the related Class A Certificates.

Summary of Terms (continued)

Principal Remittance Amount:
For any Payment Date and any loan group the sum of (a) the principal portion of all scheduled monthly payments on the related mortgage loans on the related due date, (b) the principal portion of all proceeds of the repurchase of mortgage loans in the related loan group during the preceding calendar month; and (c) the principal portion of all other unscheduled collections received during the preceding calendar month in respect of the related mortgage loans. In addition the Principal Remittance Amount with respect to the Group 1 loans shall be reduced (to an amount not less than zero) by the Negative Amortization Amount.

Group 1 Basic Principal Distribution Amount:
With respect to any Payment Date and loan group 1, the lesser of (a) the excess of (i) the Group 1 Available Funds for such Payment Date over (ii) the aggregate amount of Accrued Note Interest for the Group 1 Notes for such Payment Date and (b) the related Principal Remittance Amount.

Group 2 Basic Principal Distribution Amount:
With respect to any Payment Date and loan group 2, the lesser of (a) the excess of (i) the Group 2 Available Funds for such Payment Date over (ii) the aggregate amount of Accrued Note Interest for the Group 2 Notes for such Payment Date and (b) the related group Principal Remittance Amount.

Group 3 Basic Principal Distribution Amount:
With respect to any Payment Date and loan group 3, the lesser of (a) the excess of (i) the Group 3 Available Funds for such Payment Date over (ii) the aggregate amount of Accrued Note Interest for the Group 3 Notes for such Payment Date and (b) the related Principal Remittance Amount.

Group 1 Principal Distribution Amount:
For any Payment Date and loan group 1, the sum of (a) the Group 1 Basic Principal Distribution Amount and (b) the related Overcollateralization Increase Amount. In addition, the Principal Distribution Amount shall be reduced to the extent the Overcollateralization Amount for Group 1 exceeds the related overcollateralization target amount, by the amount of such excess, but in no event by more than the related Principal Remittance Amount.

Group 2 Principal Distribution Amount:
For any Payment Date and loan group 2, the sum of (a) the Group 2 Basic Principal Distribution Amount and (b) the related Overcollateralization Increase Amount. In addition, the Principal Distribution Amount shall be reduced to the extent the Overcollateralization Amount for Group 2 exceeds the related overcollateralization target amount, by the amount of such excess, but in no event by more than the related Principal Remittance Amount.

Summary of Terms (continued)

Group 3 Principal Distribution Amount:
For any Payment Date and loan group 3, the sum of (a) the Group 3 Basic Principal Distribution Amount and (b) the related Overcollateralization Increase Amount. In addition, the Principal Distribution Amount shall be reduced to the extent the Overcollateralization Amount for Group 3 exceeds the related Overcollateralization Target Amount, by the amount of such excess, but in no event by more than the related Principal Remittance Amount.

Group 1 Net Monthly Excess Cashflow:
For any Payment Date, the excess of (x) the Group 1 Available Funds for such Payment Date over (y) the sum for such Payment Date of (a) the aggregate amount of Accrued Note Interest for the Group 1 Notes and (b) the aggregate Principal Remittance Amount used to make payments in respect of the principal to the Group 1 Notes.

Group 2 Net Monthly Excess Cashflow:
For any Payment Date, the excess of (x) the Group 2 Available Funds for such Payment Date over (y) the sum for such Payment Date of (a) the aggregate amount of Accrued Note Interest for the Group 2 Notes and (b) the aggregate Principal Remittance Amount used to make payments in respect of the principal to the Group 2 Notes.

Group 3 Net Monthly Excess Cashflow:
For any Payment Date, the excess of (x) the Group 3 Available Funds for such Payment Date over (y) the sum for such Payment Date of (a) the aggregate amount of Accrued Note Interest for the Group 3 Notes and (b) the aggregate Principal Remittance Amount used to make payments in respect of the principal to the Group 3 Notes.

Group 1 Overcollateralization Increase Amount:
For any Payment Date, the lesser of (i) the Group 1 Net Monthly Excess Cashflow for such Payment Date and (ii) the excess, if any, of (a) the Group 1 Overcollateralization Target Amount over (b) the Group 1 Overcollateralization Amount on such Payment Date after taking into account payments to the Group 1 Notes of the related Group 1 Basic Principal Distribution Amount on such Payment Date.

Group 2 Overcollateralization Increase Amount:
For any Payment Date, the lesser of (i) the Group 2 Net Monthly Excess Cashflow for such Payment Date and (ii) the excess, if any, of (a) the Group 2 Overcollateralization Target Amount over (b) the Group 2 Overcollateralization Amount on such Payment Date after taking into account payments to the Group 2 Notes of the related Group 2 Basic Principal Distribution Amount on such Payment Date.

Group 3 Overcollateralization Increase Amount:
For any Payment Date, the lesser of (i) the Group 3 Net Monthly Excess Cashflow for such Payment Date and (ii) the excess, if any, of (a) the Group 3 Overcollateralization Target Amount over (b) the Group 3 Overcollateralization Amount on such Payment Date after taking into account payments to the Group 3 Notes of the related Group 3 Basic Principal Distribution Amount on such Payment Date.

Group 1 Overcollateralization Amount:
For any Payment Date, the amount, if any, by which (i) the aggregate principal balance of the Group 1 mortgage loans (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, including Realized Losses on the mortgage loans incurred during the related Prepayment Period) exceeds (ii) the aggregate note principal balance of the Group 1 Notes as of such Payment Date.

Summary of Terms (continued)

Group 2 Overcollateralization Amount:
For any Payment Date, the amount, if any, by which (i) the aggregate principal balance of the Group 2 mortgage loans (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, including Realized Losses on the mortgage loans incurred during the related Prepayment Period), exceeds (ii) the aggregate note principal balance of the Group 2 Notes as of such Payment Date.

Group 3 Overcollateralization Amount:
For any Payment Date, the amount, if any, by which (i) the aggregate principal balance of the Group 3 mortgage loans (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, including Realized Losses on the mortgage loans incurred during the related Prepayment Period), exceeds (ii) the aggregate note principal balance of the Group 3 Notes as of such Payment Date.

Basis Risk Shortfall Carryforward Amount and Net WAC Shortfall Carryforward Amount:
For any Payment Date for the Offered Notes, the sum of (i) if on such Payment Date the note interest rate for the related Notes is based on the related Available Funds Rate, the excess, if any, of (a) the Accrued Note Interest that would have been payable had the note interest rate for the related Notes been calculated at (i) the LIBOR-based rate or (y) a fixed rate, as applicable, over (b) interest calculated at the Available Funds Rate and (ii) any such amounts remaining unpaid from prior Payment Dates with interest thereon at the Note Interest Rate for such Payment Date to the extent previously unreimbursed by related Net Monthly Excess Cashflow and the related Corridor Cap Agreements.

Group 1 Stepdown Date:
The earlier to occur of (i) the first Payment Date following the Payment Date on which the aggregate of the related Class A Notes has been reduced to zero and (ii) the later to occur of (x) the Payment Date occurring in July 2009 and (y) the first Payment Date on which the Credit Enhancement Percentage for the Class I-A Notes (calculated for this purpose only after taking into account distributions of principal on the related mortgage loans, but prior to any distribution of the Group 1 Principal Distribution Amount to the holders of the Group 1 Notes then entitled to distributions of principal on such Payment Date) is greater than or equal to (i) prior to the Payment Date in July 2012 approximately [15.875]% and (ii) on or after the Payment Date in July 2012 approximately [12.70]%.

Group 2 Stepdown Date:
The earlier to occur of (i) the first Payment Date following the Payment Date on which the aggregate of the Class A Notes has been reduced to zero and (ii) the later to occur of (A) the Distribution Date in July 2009 and (B) the date that the Credit Enhancement Percentage for the Class II-A Notes (calculated for this purpose without taking into account distributions of principal to the holders of the certificates then entitled to distributions of principal on such Payment Date) is greater than or equal to 13.90%.

Summary of Terms (continued)

Group 3 Stepdown Date:
The earlier to occur of (i) the first Payment Date following the Payment Date on which the aggregate of the Class A Notes has been reduced to zero and (ii) the later to occur of (A) the Distribution Date in July 2009 and (B) the date that the Credit Enhancement Percentage for the Class III-A Notes (calculated for this purpose without taking into account distributions of principal to the holders of the certificates then entitled to distributions of principal on such Payment Date) is greater than or equal to 15.00%.

Group 1 Trigger Event:
A “Trigger Event,” with respect to each Payment Date on or after the Group 1 Stepdown Date, exists if the three-month rolling average of the percent equal to the sum of the aggregate Stated Principal Balances of the related mortgage loans that are 60 days or more delinquent or are in bankruptcy or foreclosure or are REO properties over the sum of the aggregate Stated Principal Balances of the related mortgage loans as of the last day of the related due period, equals or exceeds [40.00]% of the aggregate amount of the Class I-M Notes plus the Group 1 Overcollateralization Amount or if the related Cumulative Loss Test has been violated.

Group 2 Trigger Event:
A “Trigger Event,” with respect to each Payment Date on or after the Group 2 Stepdown Date, exists if the three-month rolling average of the percent equal to the sum of the aggregate Stated Principal Balances of the related mortgage loans that are 60 days or more delinquent or are in bankruptcy or foreclosure or are REO properties over the sum of the aggregate Stated Principal Balances of the related mortgage loans as of the last day of the related due period, equals or exceeds [40.00]% of the aggregate amount of the Class II-M Notes plus the Group 2 Overcollateralization Amount or if the related Cumulative Loss Test has been violated.

Group 3 Trigger Event:
A “Trigger Event,” with respect to each Payment Date on or after the Group 3 Stepdown Date, exists if the three-month rolling average of the percent equal to the sum of the aggregate Stated Principal Balances of the related mortgage loans that are 60 days or more delinquent or are in bankruptcy or foreclosure or are REO properties over the sum of the aggregate Stated Principal Balances of the related mortgage loans as of the last day of the related due period, equals or exceeds [46.67]% of the aggregate amount of the Class III-M Notes plus the Group 3 Overcollateralization Amount or if the related Cumulative Loss Test has been violated.

Summary of Terms (continued)

Cumulative Loss Test:
With respect to any loan group, the Cumulative Loss Test is violated on any Payment Date if the aggregate amount of realized losses incurred on the mortgage loans in such loan group since the Cut-off Date through the last day of the related Due Period divided by the aggregate principal balance of the related mortgage loans as of the Cut-Off Date exceeds the applicable percentages set forth below with respect to such Payment Date.

Group 1:
Payment Date:	Percentage
July 2008 and June 2009	[0.25]%
July 2009 and June 2010:	[0.55]%
July 2010 and June 2011:	[0.95]%
July 2011 and June 2012:	1.20%
July 2012:	1.30%

Group 2
Payment Date:	Percentage
July 2008 and June 2009	[0.50]%
July 2009 and June 2010:	[0.75]%
July 2010 and June 2011:	[1.00]%
July 2011 and June 2012:	1.25%
July 2012:	1.50%

Group 3
Payment Date:	Percentage
July 2008 through June 2009:	0.35%
July 2011 and June 2010:	0.90%
July 2010 and June 2011:	1.10%
July 2011 and June 2012:	1.50%
July 2012 and thereafter:	1.50%

Summary of Terms (continued)

Priority of Payments:
Payments on the Notes will be made on the 25th day of each month (or next business day) from related Available Funds. Available Funds for each loan group will be distributed according to the following priority:

Available Funds:
On each Payment Date, payments on the Notes, to the extent of the Group 1 Available Funds, will be made according to the following priority:
Group 1 Interest Payments
1)  From Group 1 Available Funds, concurrently, on a pro-rata basis, to the holders of the related Class I-A-1, Class I-A-2, Class I-A-3 and Class I-A-4 Notes, the related Accrued Note Interest and any related Unpaid Interest Shortfall;
2)  From remaining Group 1 Available Funds, to the holders of the Class I-M-1 Notes, the Accrued Note Interest for such class;
3)  From remaining Group 1 Available Funds, to the holders of the Class I-M-2 Notes, the Accrued Note Interest for such class;
4)  From remaining Group 1 Available Funds, to the holders of the Class I-M-3 Note, the Accrued Note Interest for such class;
5)  From remaining Group 1 Available Funds, to the holders of the Class I-M-4 Notes, the Accrued Note Interest for such class;
6)  From remaining Group 1 Available Funds, to the holders of the Class I-M-5 Notes, the Note Interest for such class;
7)  From remaining Group 1 Available Funds, to the holders of the Class I-M-6 Notes, the Note Interest for such class; and
8)  Any remainder (to the extent not included as part of the related Principal Distribution Amount) to be included as Group 1 Net Monthly Excess Cashflow as described below.

Group 1 Principal Distributions:

Prior to the Group 1 Stepdown Date or on which a Group 1 Trigger Event is in effect:
1)  From the Principal Distribution Amount for loan group 1, payments of principal concurrently, pro rata in proportion to the Note Principal Balance of the Class I-A-1, Class I-A-2 and Class I-A-3 Notes and the Note Principal Balance of the Class I-A-4,
a. to the holders of the Class I-A-1, Class I-A-2, Class I-A-3 sequentially, in that order, until the Note Principal Balance of each such class has been reduced to zero; and
b. to the Class I-A-4 Notes, until the Note Principal Balance of each such class has been reduced to zero;
2)  To the holders of the Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, and Class I-M-6 Notes, sequentially, in that order, from remaining principal collections derived from the mortgage loans, until the Note Principal Balance of such class has been reduced to zero;
3)  Any remainder as part of Group 1 Net Monthly Excess Cashflow as described below.

On or after the Group 1 Stepdown Date on which a Group 1 Trigger Event is not in effect:
1)  From the Principal Distribution Amount for loan group 1, the Class I-A Principal Distribution Amount concurrently, pro rata in proportion to the Note Principal Balance of the Class I-A-1, Class I-A-2 and Class I-A-3 Notes and the Note Principal Balance of the Class I-A-4,
a. to the holders of the Class I-A-1, Class I-A-2, Class I-A-3 sequentially, in that order, until the Note Principal Balance of each such class has been reduced to zero; and
b. to the Class I-A-4 Notes, until the Note Principal Balance thereof has been reduced to zero;
2)  To the holders of the Class I-M-1 Notes, Class I-M-1 Principal Distribution Amount until the Note Principal Balance of such class has been reduced to zero;
3)  To the holders of the Class I-M-2 Notes, Class I-M-2 Principal Distribution Amount until the Note Principal Balance of such class has been reduced to zero;
4)  To the holders of the Class I-M-3 Notes, Class I-M-3 Principal Distribution Amount until the Note Principal Balance of such class has been reduced to zero;
5)  To the holders of the Class I-M-4 Notes, Class I-M-4 Principal Distribution Amount until the Note Principal Balance of such class has been reduced to zero;
6)  To the holders of the Class I-M-5 Notes, Class I-M-5 Principal Distribution Amount until the Note Principal Balance of such class has been reduced to zero;
7)  To the holders of the Class I-M-6 Notes, Class I-M-6 Principal Distribution Amount until the Note Principal Balance of such class has been reduced to zero; and
8)  Any remainder as part of Group 1 Net Monthly Excess Cashflow as described below.

Group 1 Net Monthly Excess Cashflow:

On each Payment Date, Group 1 Net Monthly Excess Cashflow will be distributed as follows:
1)  To the holders of the Class I-A Notes and sequentially to the holders of the Class I-M Notes in an amount equal to the Group 1 Overcollateralization Increase Amount, payable to such holders as part of the Group 1 Principal Distribution Amount in the same priority as described under “Group 1 Principal Distributions” above; to replenish the Group 1 Overcollateralization Target Amount;
2)  To the Class I-A-4 Notes, any Allocated Realized Loss Amount for such Notes;
3)  To the Class I-M-1 Notes, any Unpaid Interest Shortfalls Amount and any Allocated Realized Loss Amount on the Class I-M-1 Notes;
4)  To the Class I-M-2 Notes, any Unpaid Interest Shortfalls and any Allocated Realized Loss Amount on the Class I-M-2 Notes;
5)  To the Class I-M-3 Notes, any Unpaid Interest Shortfalls and any Allocated Realized Loss Amount on the Class I-M-3 Notes;
6)  To the Class I-M-4 Notes, any Unpaid Interest Shortfalls and any Allocated Realized Loss Amount on the Class I-M-4 Notes;
7)  To the Class I-M-5 Notes, any Unpaid Interest Shortfalls and any Allocated Realized Loss Amount on the Class I-M-5 Notes;
8)  To the Class I-M-6 Notes, any Unpaid Interest Shortfalls and any Allocated Realized Loss Amount on the Class I-M-6 Notes;
9)  Concurrently, to the Class I-A-1, Class I-A-2, Class I-A-3 and Class I-A-4 Notes any Basis Risk Shortfall Carryforward Amount due to such classes, pro rata based on the amount of Basis Risk Shortfall Carryforward Amount or Net WAC Shortfall Carryforward Amount due such classes; and then sequentially to the Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, and Class I-M-6 Notes, in that order, any Basis Risk Shortfall Carryforward Amount or Net WAC Shortfall Carryforward Amount due to such classes; and
10)  To the holders of the Trust Certificates, as provided in the indenture and trust agreement.

On each Payment Date, payments on the Notes, to the extent of the Group 2 Available Funds, will be made according to the following priority:

Group 2 Interest Payments
1)  From the Group 2 Available Funds, on a pro rata basis, to the holders of the related Class II-A-1A, Class II-A-1B, Class II-A-1C and Class II-A-2 Notes, respectively, any related Accrued Note Interest and any related Unpaid Interest Shortfall;
2)  From remaining Group 2 Available Funds, to the holders of the Class II-M-1 Notes, the Accrued Note Interest for such class;
3)  From remaining Group 2 Available Funds, to the holders of the Class II-M-2 Notes, the Accrued Note Interest for such class;
4)  From remaining Group 2 Available Funds, to the holders of the Class II-M-3 Notes, the Accrued Note Interest for such class;
5)  From remaining Group 2 Available Funds, to the holders of the Class II-M-4 Notes, the Accrued Note Interest for such class;
6)  From remaining Group 2 Available Funds, to the holders of the Class II-M-5 Notes, the Accrued Note Interest for such class;
7)  Any remainder (to the extent not included as part of the related Principal Distribution Amount) to be included as Group 2 Net Monthly Excess Cashflow as described below.

Group 2 Principal Distributions:

Prior to the Group 2 Stepdown Date or on which a Group 2 Trigger Event is in effect:
1)  From the Principal Distribution Amount for Loan Group 2, payments of principal related to the group II-1 loans, sequentially, to the holders of the Class II-A-1A, Class II-A-1B and Class II-A-1C Notes, and payments of principal related to the group II-2 loans, to the Class II-A-2 Notes, until the Note Principal Balance of each such class has been reduced to zero;
2)  To the holders of the Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4 and Class II-M-5 Notes, sequentially in that order, from remaining principal collections derived from the mortgage loans, until the Note Principal Balance of each such class has been reduced to zero;
3)  Any remainder as part of Group 2 Net Monthly Excess Cashflow as described below.

On or after the Group 2 Stepdown Date on which a Group 2 Trigger Event is not in effect:
1)  From the Principal Distribution Amount for loan group 2, the Class II-A-1 Principal Distribution Amount sequentially, to the holders of the Class II-A-1A, Class II-A-1B and Class II-A-1C Notes, and from the Class II-A-2 Principal Distribution Amount, to the Class II-A-2 Notes, until the Note Principal Balance of each such class has been reduced to zero;
2)  To the holders of the Class II-M-1 Notes, Class II-M-1 Principal Distribution Amount until the Note Principal Balance of such class has been reduced to zero;
3)  To the holders of the Class II-M-2 Notes, Class II-M-2 Principal Distribution Amount until the Note Principal Balance of such class has been reduced to zero;
4)  To the holders of the Class II-M-3 Notes, Class II-M-3 Principal Distribution Amount until the Note Principal Balance of such class has been reduced to zero;
5)  To the holders of the Class II-M-4 Notes, Class II-M-4 Principal Distribution Amount until the Note Principal Balance of such class has been reduced to zero;
6)  To the holders of the Class II-M-5 Notes, Class II-M-5 Principal Distribution Amount until the Note Principal Balance of such class has been reduced to zero; and
7)  Any remainder as part of Group 2 Net Monthly Excess Cashflow as described below.

Group 2 Net Monthly Excess Cashflow:

On each Payment Date, Group 2 Net Monthly Excess Cashflow will be distributed as follows:
1)  To the holders of the Class II-A Notes and sequentially to the holders of Class II-M Notes in an amount equal to the Group 2 Overcollateralization Increase Amount, payable to such holders as part of the Group 2 Principal Distribution Amount in the same priority as described under “Group 2 Principal Distributions” above; to replenish the Group 2 Overcollateralization Target Amount;
2)  To the Class II-A Notes, on a pro rata basis, any Allocated Realized Loss Amount for such Notes;
3)  To the Class II-M-1 Notes, any Unpaid Interest Shortfalls Amount and any Allocated Realized Loss Amount on the Class II-M-1 Notes;
4)  To the Class II-M-2 Notes, any Unpaid Interest Shortfalls and any Allocated Realized Loss Amount on the Class II-M-2 Notes;
5)  To the Class II-M-3 Notes, any Unpaid Interest Shortfalls and any Allocated Realized Loss Amount on the Class II-M-3 Notes;
6)  To the Class II-M-4 Notes, any Unpaid Interest Shortfalls and any Allocated Realized Loss Amount on the Class II-M-4 Notes;
7)  To the Class II-M-5 Notes, any Unpaid Interest Shortfalls and any Allocated Realized Loss Amount on the Class II-M-5 Notes;
8)  Concurrently, to the Class II-A Notes any Basis Risk Shortfall Carryforward Amount due to such classes, pro rata based on the amount of Basis Risk Shortfall Carryforward Amount or Net WAC Shortfall Carryforward Amount due such classes, and then sequentially to the Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4 and Class II-M-5 Notes, in that order, any Basis Risk Shortfall Carryforward Amount or Net WAC Shortfall Carryforward Amount due to such classes; and
9)  To the holders of the Trust Ceriticates, as provided in the indenture and trust agreement.

On each Payment Date, payments on the Notes, to the extent of the Group 3 Available Funds, will be made according to the following priority:

Group 3 Interest Payments
1)  From the Group 3 Available Funds, concurrently on a pro rata basis, to the holders of the related Class III-A-1, Class III-A-2, Class III-A-3, Class III-A-4 and Class III-A-5 Notes, any related Accrued Note Interest and any related Unpaid Interest Shortfall;
2)  From remaining Group 3 Available Funds, to the holders of the Class III-M-1 Notes, the Accrued Note Interest for such class;
3)  From remaining Group 3 Available Funds, to the holders of the Class III-M-2 Notes, the Accrued Note Interest for such class;
4)  From remaining Group 3 Available Funds, to the holders of the Class III-M-3 Notes, the Accrued Note Interest for such class;
5)  From remaining Group 3 Available Funds, to the holders of the Class III-M-4 Notes, the Accrued Note Interest for such class;
6)  From remaining Group 3 Available Funds, to the holders of the Class III-M-5 Notes, the Accrued Note Interest for such class;
7)  From remaining Group 3 Available Funds, to the holders of the Class III-M-6 Notes, the Accrued Note Interest for such class; and
8)  Any remainder (to the extent not included as part of the related Principal Distribution Amount) to be included as Group 3 Net Monthly Excess Cashflow as described below.

Group 3 Principal Distributions:

Prior to the Group 3 Stepdown Date or on which a Group 3 Trigger Event is in effect:
1)  From the Principal Distribution Amount for loan group 3, to the Class III-A-5 Notes, the Class III-A-5 Priority Amount until the Note Principal Balance of each such class has been reduced to zero;
2)  From the Principal Distribution Amount for loan group 3, payments of principal sequentially to the holders of the Class III-A-1, Class III-A-2, Class III-A-3, Class III-A-4 and Class A-5 Notes, sequentially in that order, until the Note Principal Balance of each such class has been reduced to zero;
3)  To the holders of the Class III-M-1, Class III-M-2, Class III-M-3, Class III-M-4, Class III-M-5 and Class III-M-6 Notes, sequentially in that order, from remaining principal collections derived from the related mortgage loans, until the Note Principal Balance of such class has been reduced to zero;
4)  Any remainder as part of Group 3 Net Monthly Excess Cashflow as described below.

On or after the Group 3 Stepdown Date on which a Group 3 Trigger Event is not in effect:
1)  From the Principal Distribution Amount for loan group 3, the Class III-A Principal Distribution Amount, the Class III-A-5 Priority Amount until the the Note Principal Balance of each such class has been reduced to zero;
2)  From the Principal Distribution Amount for loan group 3, the Class III-A Principal Distribution Amount sequentially to the holders of the Class III-A-1, Class III-A-2, Class III-A-3, and Class III-A-4 Notes, sequentially in that order, until the Note Principal Balance of each such class has been reduced to zero;
3)  To the holders of the Class III-M-1 Notes, Class III-M-1 Principal Distribution Amount until the Note Principal Balance of such class has been reduced to zero;
4)  To the holders of the Class III-M-2 Notes, Class III-M-2 Principal Distribution Amount until the Note Principal Balance of such class has been reduced to zero;
5)  To the holders of the Class III-M-3 Notes, Class III-M-3 Principal Distribution Amount until the Note Principal Balance of such class has been reduced to zero;
6)  To the holders of the Class III-M-4 Notes, Class III-M-4 Principal Distribution Amount until the Note Principal Balance of such class has been reduced to zero;
7)  To the holders of the Class III-M-5 Notes, Class III-M-5 Principal Distribution Amount until the Note Principal Balance of such class has been reduced to zero;
8)  To the holders of the Class III-M-6 Notes, Class III-M-6 Principal Distribution Amount until the Note Principal Balance of such class has been reduced to zero;
8)  Any remainder as part of Group 3 Net Monthly Excess Cashflow as described below.

Group 3 Net Monthly Excess Cashflow:

On each Payment Date, Group 3 Net Monthly Excess Cashflow will be distributed as follows:
1)  To the holders of the Class III-A Notes and sequentially to the holder of the Class III-M Notes in an amount equal to the Group 3 Overcollateralization Increase Amount, payable to such holders as part of the Group 3 Principal Distribution Amount in the same priority as described under “Group 3 Principal Distributions” above; to replenish the Group 3 Overcollateralization Target Amount;
2)  Concurrently, to the Class III-A Notes, pro rata, any Allocated Realized Loss Amount for such Notes;
3)  To the Class III-M-1 Notes, any Unpaid Interest Shortfalls Amount and any Allocated Realized Loss Amount on the Class III-M-1 Notes;
4)  To the Class III-M-2 Notes, any Unpaid Interest Shortfalls and any Allocated Realized Loss Amount on the Class III-M-2 Notes;
5)  To the Class III-M-3 Notes, any Unpaid Interest Shortfalls and any Allocated Realized Loss Amount on the Class III-M-3 Notes;
6)  To the Class III-M-4 Notes, any Unpaid Interest Shortfalls and any Allocated Realized Loss Amount on the Class III-M-4 Notes;
7)  To the Class III-M-5 Notes, any Unpaid Interest Shortfalls and any Allocated Realized Loss Amount on the Class III-M-5 Notes;
8)  To the Class III-M-6 Notes, any Unpaid Interest Shortfalls and any Allocated Realized Loss Amount on the Class III-M-6 Notes;
9)  Concurrently, to the Class III-A Notes any Basis Risk Shortfall Carryforward Amount due to such classes, pro rata based on the amount of Basis Risk Shortfall Carryforward Amount or Net WAC Shortfall Carryforward Amount due to such classes, and then sequentially to the Class III-M-1, Class III-M-2, Class III-M-3, Class III-M-4, Class III-M-5 and Class III-M-6 Notes, in that order, any Basis Risk Shortfall Carryforward Amount or Net WAC Shortfall Carryforward Amount due to such classes; and
10)  To the holders of the Trust Certficates, as provided in the indenture and trust agreement.

Distribution of Principal

Class I-A Principal Distribution Amount:
For any applicable Payment Date on or after the related Stepdown Date as long as a related Trigger Event has not occurred with respect to such Payment Date, an amount equal to the lesser of (A) the related Principal Distribution Amount for such Payment Date and (B) an amount equal to the excess of (x) the aggregate Note Principal Balance of the classes of Class I-A-1, Class I-A-2, Class I-A-3 and Class I-A-4 Notes (collectively the “Group 1 Class A Notes”) immediately prior to such Payment Date over (y) the lesser of (A) the product of (i) [84.125]% prior to the Payment Date in [July 2012] and [87.30]% on or after the Payment Date on [July 2012] and (ii) the aggregate stated principal balance of the Group 1 mortgage loans as of the last day of the related due period and (B) the aggregate stated principal balance of the group 1 mortgage loans as of the last day of the related due period minus the related OC Floor and any related Additional Negative Amortization Principal Amount.

Class II-A Principal Distribution Amount:
The Class II-A Principal Distribution Amount is an amount equal to the excess of the aggregate Note Principal Balance of the Class II-A Notes immediately prior to such Payment Date over (y) the lesser of (A) the product of (i) approximately [86.10]% and (ii) the principal balance of the related Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the related Mortgage Loans as of the last day of the related Due Period minus the related OC Floor.

Class II-A-1 Principal Distribution Amount:
The Class II-A-1 Principal Distribution Amount is an amount equal to the excess of the aggregate Note Principal Balance of the Class II-A-1 Notes immediately prior to such Payment Date over (y) the lesser of (A) the product of (i) approximately [86.10]% and (ii) the principal balance of the related Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the related Mortgage Loans as of the last day of the related Due Period minus the related OC Floor.

Class II-A-2 Principal Distribution Amount:
The Class II-A-2 Principal Distribution Amount is an amount equal to the excess of the aggregate Note Principal Balance of the Class II-A-2 Notes immediately prior to such Payment Date over (y) the lesser of (A) the product of (i) approximately [86.10]% and (ii) the principal balance of the related Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the related Mortgage Loans as of the last day of the related Due Period minus the related OC Floor.

Distribution of Principal (continued)

Class III-A Principal Distribution Amount:
The Class III-A Principal Distribution Amount is an amount equal to the excess of the aggregate Note Principal Balance of the Class III-A Notes immediately prior to such Payment Date over (y) the lesser of (A) the product of (i) approximately [85.00]% and (ii) the principal balance of the related Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the related Mortgage Loans as of the last day of the related Due Period minus the related OC Floor.

Class III-A-5 Priority Amount:
For any Payment Date, the lesser of (i) the Note Principal Balance of the Class III-A-5 Notes immediately prior to such Payment Date and (ii) the product of (x)(A) with respect to any Payment Date prior to the Stepdown Date or for which a Trigger Event is in effect, the Group III Principal Distribution Amount, or (B) with respect to any Payment Date on or after the Stepdown Date and for which a related Trigger Event is not in effect, the Class III-A Principal Distribution Amount, (y) the Class III-A-5 Percentage and (z) the Class III-A-5 Shift Percentage.

Class III-A-5 Percentage:
For any Payment Date, the lesser of (i) 100% and (ii) the percentage obtained by dividing (x) the Note Principal Balance of the Class III-A-5 Notes immediately prior to such date by (y) the aggregate Note Principal Balance of the Class III-A Notes immediately prior to such date.

Class III-A-5 Shift Percentage
For any Payment Date occurring prior to the 37th Payment Date (i.e., July 2009), will be 0%; for the 37th through 60th Payment Dates, 45%; for the 61st through 72nd Dates, 80%; for the 73rd through 84th Payment Dates, 100%; for the 85th Payment Date and thereafter, 300%.

Distribution of Principal (continued)

Class I-M-1 Principal Distribution Amount:
For any applicable Payment Date on or after the related Stepdown Date as long as a related Trigger Event has not occurred with respect to such Payment Date, an amount equal to the lesser of (A) the related Principal Distribution Amount for such Payment Date and (B) an amount equal to the lesser of (x) the remaining Group 1 Principal Distribution Amount for that Payment Date after payment of the Class I-A Principal Distribution Amount and (y) the excess, if any, of (A) the sum of (1) the aggregate Note Principal Balance of the Class I-A Notes (after taking into account the payment of the Class I-A Principal Distribution Amount for such Payment Date) and (2) the Note Principal Balance of the Class I-M-1 Notes immediately prior to such Payment Date, over (B) the lesser of (a) the product of (i) approximately [89.25]% prior to the Payment Date in [July 2012] and [91.40]% on or after the Payment Date on [July 2012] and (ii) the aggregate stated principal balance of the group 1 mortgage loans as of the last day of the related due period, and (b) the aggregate stated principal balance of the group 1 mortgage loans as of the last day of the related due period minus the related OC Floor and any related Additional Negative Amortization Principal Amount.

Class I-M-2 Principal Distribution Amount:
For any applicable Payment Date on or after the related Stepdown Date as long as a related Trigger Event has not occurred with respect to such Payment Date, an amount equal to the lesser of (A) the related Principal Distribution Amount for such Payment Date and (B), an amount equal to the lesser of (x) the remaining Group 1 Principal Distribution Amount for that Payment Date after payment of the Class I-A Principal Distribution Amount and the Class I-M-1 Principal Distribution Amount and (y) the excess, if any, of (A) the sum of (1) the aggregate Note Principal Balance of the Class I-A Notes (after taking into account the payment of the Class I-A Principal Distribution Amount for such Payment Date), (2) the Note Principal Balance of the Class I-M-1 Notes (after taking into account the payment of the Class I-M-1 Principal Distribution Amount for such Payment Date) and (3) the Note Principal Balance of the Class I-M-2 Notes immediately prior to such Payment Date, over (B) the lesser of (a) the product of (i) approximately [93.00]% prior to the Payment Date in [July 2012] and [94.40]% on or after the Payment Date on [July 2012] and (ii) the aggregate stated principal balance of the group 1 mortgage loans as of the last day of the related due period, and (b) the aggregate stated principal balance of the group 1 mortgage loans as of the last day of the related due period minus the related OC Floor and any related Additional Negative Amortization Principal Amount.

Distribution of Principal (continued)

Class I-M-3 Principal Distribution Amount:
For any applicable Payment Date on or after the related Stepdown Date as long as a related Trigger Event has not occurred with respect to such Payment Date, an amount equal to the lesser of (A) the related Principal Distribution Amount for such Payment Date and (B) an amount equal to the lesser of (x) the remaining Group 1 Principal Distribution Amount for that Payment Date after payment of the Class I-A Principal Distribution Amount, the Class I-M-1 Principal Distribution Amount and the Class I-M-2 Principal Distribution Amount and (y) the excess, if any, of (A) the sum of (1) the aggregate Note Principal Balance of the Class I-A Notes (after taking into account the payment of the Class I-A Principal Distribution Amount for such Payment Date), (2) the Note Principal Balance of the Class I-M-1 Notes (after taking into account the payment of the Class I-M-1 Principal Distribution Amount for such Payment Date), (3) the Note Principal Balance of the Class I-M-2 Notes (after taking into account the payment of the Class I-M-2 Principal Distribution Amount for such Payment Date) and (4) the Note Principal Balance of the Class I-M-3 Notes immediately prior to such Payment Date, over (B) the lesser of (a) the product of (i) approximately [94.625]% prior to the Payment Date in [July 2012] and [95.70]% on or after the Payment Date on [July 2012] and (ii) the aggregate stated principal balance of the group 1 mortgage loans as of the last day of the related due period, and (b) the aggregate stated principal balance of the group 1 mortgage loans as of the last day of the related due period minus the related OC Floor and any related Additional Negative Amortization Principal Amount.

Class I-M-4 Principal Distribution Amount:
For any applicable Payment Date on or after the related Stepdown Date as long as a related Trigger Event has not occurred with respect to such Payment Date, an amount equal to the lesser of (A) the related Principal Distribution Amount for such Payment Date and (B) an amount equal to the lesser of (x) the remaining Group 1 Principal Distribution Amount for that Payment Date after payment of the Class I-A Principal Distribution Amount, the Class I-M-1 Principal Distribution Amount, the Class I-M-2 Principal Distribution Amount and Class I-M-3 Principal Distribution Amount and (y) the excess, if any, of (A) the sum of (1) the aggregate Note Principal Balance of the Class I-A Notes (after taking into account the payment of the Class I-A Principal Distribution Amount for such Payment Date), (2) the Note Principal Balance of the Class I-M-1 Notes (after taking into account the payment of the Class I-M-1 Principal Distribution Amount for such Payment Date), (3) the Note Principal Balance of the Class I-M-2 Notes (after taking into account the payment of the Class I-M-2 Principal Distribution Amount for such Payment Date), (4) the Note Principal Balance of the Class I-M-3 Notes (after taking into account the payment of the Class I-M-3 Principal Distribution Amount for such Payment Date) and (5) the Note Principal Balance of the Class I-M-4 Notes immediately prior to such Payment Date over (B) the lesser of (a) the product of (i) approximately [96.00]% prior to the Payment Date in [July 2012] and [96.80]% on or after the Payment Date on [July 2012] and (ii) the aggregate stated principal balance of the group 1 mortgage loans as of the last day of the related due period, and (b) the aggregate stated principal balance of the group 1 mortgage loans as of the last day of the related due period minus the related OC Floor and any related Additional Negative Amortization Principal Amount.

Distribution of Principal (continued)

Class I-M-5 Principal Distribution Amount:
For any applicable Payment Date on or after the related Stepdown Date as long as a related Trigger Event has not occurred with respect to such Payment Date, an amount equal to the lesser of (A) the related Principal Distribution Amount for such Payment Date and (B) an amount equal to the lesser of (x) the remaining Group 1 Principal Distribution Amount for that Payment Date after payment of the Class I-A Principal Distribution Amount, the Class I-M-1 Principal Distribution Amount, the Class I-M-2 Principal Distribution Amount, Class I-M-3 Principal Distribution Amount and Class I-M-4 Principal Distribution Amount (y) the excess, if any, of (A) the sum of (1) the aggregate Note Principal Balance of the Class I-A Notes (after taking into account the payment of the Class I-A Principal Distribution Amount for such Payment Date), (2) the Note Principal Balance of the Class I-M-1 Notes (after taking into account the payment of the Class I-M-1 Principal Distribution Amount for such Payment Date), (3) the Note Principal Balance of the Class I-M-2 Notes (after taking into account the payment of the Class I-M-2 Principal Distribution Amount for such Payment Date), (4) the Note Principal Balance of the Class I-M-3 Notes (after taking into account the payment of the Class I-M-3 Principal Distribution Amount for such Payment Date), (5) the Note Principal Balance of the Class I-M-4 Notes (after taking into account the payment of the Class I-M-4 Principal Distribution Amount for such Payment Date), and (6) the Note Principal Balance of the Class I-M-5 Notes immediately prior to such Payment Date, over (B) the lesser of (a) the product of (i) approximately [97.50]% prior to the Payment Date in [July 2012] and [98.00]% on or after the Payment Date on [July 2012] and (ii) the aggregate stated principal balance of the group 1 mortgage loans as of the last day of the related due period, and (b) the aggregate stated principal balance of the group 1 mortgage loans as of the last day of the related due period minus the related OC Floor and any related Additional Negative Amortization Principal Amount.

Distribution of Principal (continued)

Class I-M-6 Principal Distribution Amount:
For any applicable Payment Date on or after the related Stepdown Date as long as a related Trigger Event has not occurred with respect to such Payment Date, an amount equal to the lesser of (A) the related Principal Distribution Amount for such Payment Date and (B) an amount equal to the lesser of (x) the remaining Group 1 Principal Distribution Amount for that Payment Date after payment of the Class I-A Principal Distribution Amount, the Class I-M-1 Principal Distribution Amount, the Class I-M-2 Principal Distribution Amount, Class I-M-3 Principal Distribution Amount, Class I-M-4 Principal Distribution Amount and Class I-M-5 Principal Distribution Amount (y) the excess, if any, of (A) the sum of (1) the aggregate Note Principal Balance of the Class I-A Notes (after taking into account the payment of the Class I-A Principal Distribution Amount for such Payment Date), (2) the Note Principal Balance of the Class I-M-1 Notes (after taking into account the payment of the Class I-M-1 Principal Distribution Amount for such Payment Date), (3) the Note Principal Balance of the Class I-M-2 Notes (after taking into account the payment of the Class I-M-2 Principal Distribution Amount for such Payment Date), (4) the Note Principal Balance of the Class I-M-3 Notes (after taking into account the payment of the Class I-M-3 Principal Distribution Amount for such Payment Date), (5) the Note Principal Balance of the Class I-M-4 Notes (after taking into account the payment of the Class I-M-4 Principal Distribution Amount for such Payment Date), (6) the Note Principal Balance of the Class I-M-5 Notes (after taking into account the payment of the Class I-M-5 Principal Distribution Amount for such Payment Date) and (7) the Note Principal Balance of the Class I-M-6 Notes immediately prior to such Payment Date over (B) the lesser of (a) the product of (i) approximately [98.75]% prior to the Payment Date in [July 2012] and [99.00]% on or after the Payment Date on [July 2012] and (ii) the aggregate stated principal balance of the group 1 mortgage loans as of the last day of the related due period, and (b) the aggregate stated principal balance of the group 1 mortgage loans as of the last day of the related due period minus the related OC Floor and any related Additional Negative Amortization Principal Amount.

Distribution of Principal (continued)

Class II-M-1 Principal Distribution Amount:
The Class II-M-1 Principal Distribution Amount is an amount equal to the excess of (x) the sum of (i) the Note Principal Balance of the Class II-A Notes (after taking into account the payment of the Class II-A Principal Distribution Amount) and (ii) the Note Principal Balance of the Class II-M-1 Notes immediately prior to such Payment Date over (y) the lesser of (A) the product of (i) approximately [90.90]% and (ii) the aggregate principal balance of the Group 2 Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Group 2 Mortgage Loans as of the last day of the related Due Period minus approximately the related OC Floor.

Class II-M-2 Principal Distribution Amount:
The Class II-M-2 Principal Distribution Amount is an amount equal to the excess of (x) the sum of (i) the Note Principal Balance of the Class II-A and Class II-M-1 Notes (after taking into account the payment of the Class II-A and Class II-M-1 Principal Distribution Amount) and (ii) the Note Principal Balance of the Class II-M-2 Notes immediately prior to such Payment Date over (y) the lesser of (A) the product of (i) approximately [94.30]% and (ii) the aggregate principal balance of the Group 2 Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Group 2 Mortgage Loans as of the last day of the related Due Period minus approximately the related OC Floor.

Class II-M-3 Principal Distribution Amount:
The Class II-M-3 Principal Distribution Amount is an amount equal to the excess of (x) the sum of (i) the Note Principal Balance of the Class II-A, Class II-M-1 and Class II-M-2 Notes (after taking into account the payment of the Class II-A, Class II-M-1 and Class II-M-2 Principal Distribution Amount) and (ii) the Note Principal Balance of the Class II-M-3 Notes immediately prior to such Payment Date over (y) the lesser of (A) the product of (i) approximately [95.40]% and (ii) the aggregate principal balance of the Group 2 Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Group 2 Mortgage Loans as of the last day of the related Due Period minus approximately the related OC Floor.

Class II-M-4 Principal Distribution Amount:
The Class II-M-4 Principal Distribution Amount is an amount equal to the excess of (x) the sum of (i) the Note Principal Balance of the Class II-A, Class II-M-1, Class II-M-2 and Class II-M-3 Notes (after taking into account the payment of the Class II-A, Class II-M-1, Class II-M-2 and Class II-M-3 Principal Distribution Amount) and (ii) the Note Principal Balance of the Class II-M-4 Notes immediately prior to such Payment Date over (y) the lesser of (A) the product of (i) approximately [96.40]% and (ii) the aggregate principal balance of the Group 2 Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Group 2 Mortgage Loans as of the last day of the related Due Period minus approximately the related OC Floor.

Class II-M-5 Principal Distribution Amount:
The Class II-M-5 Principal Distribution Amount is an amount equal to the excess of (x) the sum of (i) the Note Principal Balance of the Class II-A, Class II-M-1, Class II-M-2, Class II-M-3 and Class II-M-4 Notes (after taking into account the payment of the Class II-A, Class II-M-1, Class II-M-2, Class II-M-3 and Class II-M-4 Principal Distribution Amount) and (ii) the Note Principal Balance of the Class II-M-5 Notes immediately prior to such Payment Date over (y) the lesser of (A) the product of (i) approximately [99.00]% and (ii) the aggregate principal balance of the Group 2 Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Group 2 Mortgage Loans as of the last day of the related Due Period minus approximately the related OC Floor.

Distribution of Principal (continued)

Class III-M-1 Principal Distribution Amount:
The Class III-M-1 Principal Distribution Amount is an amount equal to the excess of (x) the sum of (i) the Note Principal Balance of the Class III-A Notes (after taking into account the payment of the Class III-A Principal Distribution Amount) and (ii) the Note Principal Balance of the Class III-M-1 Notes immediately prior to such Payment Date over (y) the lesser of (A) the product of (i) approximately [90.00]% and (ii) the aggregate principal balance of the Group 3 Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Group 3 Mortgage Loans as of the last day of the related Due Period minus approximately the related OC Floor.

Class III-M-2 Principal Distribution Amount:
The Class III-M-2 Principal Distribution Amount is an amount equal to the excess of (x) the sum of (i) the Note Principal Balance of the Class III-A and Class III-M-1 Notes (after taking into account the payment of the Class III-A and Class III-M-1 Principal Distribution Amount) and (ii) the Note Principal Balance of the Class III-M-2 Notes immediately prior to such Payment Date over (y) the lesser of (A) the product of (i) approximately [92.40]% and (ii) the aggregate principal balance of the Group 3 Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Group 3 Mortgage Loans as of the last day of the related Due Period minus approximately the related OC Floor.

Class III-M-3 Principal Distribution Amount:
The Class III-M-3 Principal Distribution Amount is an amount equal to the excess of (x) the sum of (i) the Note Principal Balance of the Class III-A, Class III-M-1 and Class III-M-2 Notes (after taking into account the payment of the Class III-A, Class III-M-1 and Class III-M-2 Principal Distribution Amount) and (ii) the Note Principal Balance of the Class III-M-3 Notes immediately prior to such Payment Date over (y) the lesser of (A) the product of (i) approximately [93.40]% and (ii) the aggregate principal balance of the Group 3 Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Group 3 Mortgage Loans as of the last day of the related Due Period minus approximately the related OC Floor.

Class III-M-4 Principal Distribution Amount:
The Class III-M-4 Principal Distribution Amount is an amount equal to the excess of (x) the sum of (i) the Note Principal Balance of the Class III-A, Class III-M-1, Class III-M-2 and Class III-M-3 Notes (after taking into account the payment of the Class III-A, Class III-M-1, Class III-M-2 and Class III-M-3 Principal Distribution Amount) and (ii) the Note Principal Balance of the Class III-M-4 Notes immediately prior to such Payment Date over (y) the lesser of (A) the product of (i) approximately [94.90]% and (ii) the aggregate principal balance of the Group 3 Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Group 3 Mortgage Loans as of the last day of the related Due Period minus approximately the related OC Floor.

Distribution of Principal (continued)

Class III-M-5 Principal Distribution Amount:
The Class III-M-5 Principal Distribution Amount is an amount equal to the excess of (x) the sum of (i) the Note Principal Balance of the Class III-A, Class III-M-1, Class III-M-2, Class III-M-3 and Class III-M-4 Notes (after taking into account the payment of the Class III-A, Class III-M-1, Class III-M-2, Class III-M-3 and Class III-M-4 Principal Distribution Amount) and (ii) the Note Principal Balance of the Class III-M-5 Notes immediately prior to such Payment Date over (y) the lesser of (A) the product of (i) approximately [96.30]% and (ii) the aggregate principal balance of the Group 3 Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Group 3 Mortgage Loans as of the last day of the related Due Period minus approximately the related OC Floor.

Class III-M-6 Principal Distribution Amount:
The Class III-M-6 Principal Distribution Amount is an amount equal to the excess of (x) the sum of (i) the Note Principal Balance of the Class III-A, Class III-M-1, Class III-M-2, Class III-M-3, Class III-M-4 and Class III-M-5 Notes (after taking into account the payment of the Class III-A, Class III-M-1, Class III-M-2, Class III-M-3, Class III-M-4 and Class III-M-5 Principal Distribution Amount) and (ii) the Note Principal Balance of the Class III-M-6 Notes immediately prior to such Payment Date over (y) the lesser of (A) the product of (i) approximately [98.00]% and (ii) the aggregate principal balance of the Group 3 Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Group 3 Mortgage Loans as of the last day of the related Due Period minus approximately the related OC Floor.

Allocated Losses

Realized Losses:	Any loss on a mortgage loan attributable to the mortgagor’s failure to make any payment of principal or interest as required under the mortgage Note.
Allocation of Losses:
Any Realized Losses on the related mortgage loans will be allocated on any Payment Date; first, to the related Net Monthly Excess Cashflow, by an increase in the related Overcollateralization Increase Amount for that Payment Date; second, in reduction of the related Overcollateralization Amount, until reduced to zero. Following the reduction of the related Overcollateralization Amount to zero, Realized Losses on the related mortgage loans will generally be allocated sequentially to the related Class M Notes in reverse numerical order except in certain circumstances as more fully described in the prospectus supplement. The Indenture does not permit the allocation of Realized Losses to the Class I-A-1, Class I-A-2, Class I-A-3, Class II-A and Class III-A Notes, however in certain loss scenarios there may not be enough to make payments on these classes. Any Realized Losses to the Class I-A notes will be allocated to the Class I-A-4 Notes until the balance is reduced to zero.
Once Realized Losses have been allocated to any class of notes such amounts with respect to such Notes will no longer accrue interest; however, such amounts may be reinstated thereafter to the extent of related funds available from related Net Monthly Excess Cashflow.

Allocated Realized Loss Amount:
With respect to the Notes, other than the Class I-A-1, Class I-A-2, Class I-A-3, Class II-A and Class IIII-A Notes, and any Payment Date, an amount equal to the sum of any Realized Loss allocated to that class of Notes on that Payment Date and any Allocated Realized Loss Amount for that class remaining unpaid from the previous Payment Dates.

Yield Maintenance Agreement

Yield Maintenance Agreements:
Class II-A-1, Class II-M and Class III-A-1 Cap Agreement:
The issuer will benefit from interest rate cap payments from the Yield Maintenance Provider pursuant to cap agreements purchased with respect to the Class II-A-1, Class II-M and Class III-A-1 Notes. The Cap Agreement is intended to partially mitigate the interest rate risk that could result from the difference between the Note Interest Rate on the Class II-A-1, Class II-M and Class III-A-1 Notes and the Available Funds Rate with respect to Group 3. Payments pursuant to the cap agreement will also be used to build OC and pay losses in current and prior periods.

On each Payment Date, payments under the Cap Agreement will be an amount equal to the product of (i) the excess of one-month LIBOR for such Payment Date over the strike rate, (ii) the lesser of (a) the Note Principal Balance of the respective class for such Payment Date and (b) the notional balance based on certain prepayment speeds for such class on such Payment Date as set forth in the Exhibits and (iii) the actual number of days in the corresponding accrual period divided by 360. It is anticipated that the Cap Agreement will include the following terms:

See Exhibit I for a schedule of Cap Notional Amount by month.

Yield Maintenance Provider:	[TBD]

Class II-A Cap

	Cap	Low	High		Cap	Low	High
Period	Notional Amount ($)	Strike (%)	Strike (%) (%)	Period	Notional Amount ($)	Strike (%)	Strike (%)
1	66,490,000	6.783	99.000	36	25,737,979	9.999	99.000
2	64,886,410	6.222	99.000	37	25,009,794	10.427	99.000
3	63,127,034	6.236	99.000	38	25,009,794	10.097	99.000
4	61,411,101	7.827	99.000	39	24,481,760	10.099	99.000
5	59,760,516	7.622	99.000	40	23,897,477	10.467	99.000
6	58,219,501	7.887	99.000	41	23,327,110	10.122	99.000
7	56,715,258	7.626	99.000	42	22,770,327	10.476	99.000
8	55,246,884	7.657	99.000	43	22,226,832	10.131	99.000
9	53,813,931	9.167	99.000	44	21,696,282	10.235	99.000
10	52,415,141	8.258	99.000	45	21,178,760	11.382	99.000
11	51,049,700	8.560	99.000	46	20,673,557	10.258	99.000
12	49,716,927	8.277	99.000	47	20,180,379	10.608	99.000
13	48,415,929	8.561	99.000	48	19,698,941	10.281	99.000
14	47,145,950	8.278	99.000	49	19,229,014	10.717	99.000
15	45,906,250	8.293	99.000	50	18,770,459	10.364	99.000
16	44,696,109	8.578	99.000	51	18,322,817	10.364	99.000
17	43,514,823	8.320	99.000	52	17,885,741	10.718	99.000
18	42,361,790	8.609	99.000	53	17,459,067	10.365	99.000
19	41,236,265	8.324	99.000	54	17,042,550	10.726	99.000
20	40,137,578	8.420	99.000	55	16,635,962	10.373	99.000
21	39,066,090	9.659	99.000	56	16,239,052	10.476	99.000
22	38,020,129	9.022	99.000	57	15,851,854	11.649	99.000
23	36,999,089	9.336	99.000	58	15,473,867	10.499	99.000
24	36,002,386	9.050	99.000	59	15,104,874	10.857	99.000
25	35,029,020	9.445	99.000	60	14,744,660	10.500	99.000
26	34,078,554	9.175	99.000	61	14,393,016	10.858	99.000
27	33,150,746	9.195	99.000	62	14,049,739	10.500	99.000
28	32,245,057	9.575	99.000	63	13,714,631	10.501	99.000
29	31,360,959	9.262	99.000	64	13,387,497	10.859	99.000
30	30,497,940	9.589	99.000	65	13,068,147	10.501	99.000
31	29,655,558	9.273	99.000	66	12,756,398	10.859	99.000
32	28,833,259	9.390	99.000	67	12,452,067	10.502	99.000
33	28,031,229	11.045	99.000
34	27,248,307	9.976	99.000
35	26,484,038	10.317	99.000

Group III-A Cap

	Class III-A-1 Cap
Period	Notional Amount ($)	Strike (%)
1	80,258,000	5.5180
2	77,131,000	5.6320
3	74,020,000	5.7390
4	70,695,000	5.7650
5	67,163,000	5.8300
6	63,458,000	5.8790
7	59,691,000	5.8280
8	55,887,000	5.8590
9	52,043,000	5.8750
10	48,150,000	5.8190
11	44,363,000	5.8300
12	40,738,000	5.8300
13	37,232,000	5.7770
14	33,808,000	5.7770
15	30,462,000	5.7690
16	27,193,000	5.7340
17	24,000,000	5.7290
18	20,880,000	5.7230
19	17,832,000	5.7180
20	14,854,000	5.7120
21	11,945,000	5.7060
22	9,103,000	5.7000
23	6,327,000	5.6940
24	3,615,000	5.6950
25	965,000	5.7140

Class II-M Cap

	Cap Notional	Low	High		Cap Notional	Low	High
Period	Amount ($)	Strike (%)	Strike (%)	Period	Amount ($)	Strike (%)	Strike (%)
1	9,444,000	6.630	99.000	36	9,444,000	7.542	99.000
2	9,444,000	5.708	99.000	37	9,444,000	7.862	99.000
3	9,444,000	5.715	99.000	38	7,806,118	7.590	99.000
4	9,444,000	6.600	99.000	39	7,479,997	7.591	99.000
5	9,444,000	6.387	99.000	40	7,301,334	7.882	99.000
6	9,444,000	6.629	99.000	41	7,115,597	7.602	99.000
7	9,444,000	6.389	99.000	42	6,933,378	7.886	99.000
8	9,444,000	6.405	99.000	43	6,755,506	7.606	99.000
9	9,444,000	7.499	99.000	44	6,581,874	7.657	99.000
10	9,444,000	6.696	99.000	45	6,412,444	8.576	99.000
11	9,444,000	6.955	99.000	46	6,247,051	7.669	99.000
12	9,444,000	6.705	99.000	47	6,085,599	7.951	99.000
13	9,444,000	6.956	99.000	48	5,927,995	7.680	99.000
14	9,444,000	6.706	99.000	49	5,774,155	8.004	99.000
15	9,444,000	6.713	99.000	50	5,624,011	7.720	99.000
16	9,444,000	6.964	99.000	51	5,477,445	7.721	99.000
17	9,444,000	6.726	99.000	52	5,334,358	8.093	99.000
18	9,444,000	6.979	99.000	53	5,194,753	8.205	99.000
19	9,444,000	6.729	99.000	54	5,058,241	8.509	99.000
20	9,444,000	6.775	99.000	55	4,924,986	8.208	99.000
21	9,444,000	7.610	99.000	56	4,794,909	8.264	99.000
22	9,444,000	7.067	99.000	57	4,667,980	10.144	99.000
23	9,444,000	7.333	99.000	58	4,544,325	10.185	99.000
24	9,444,000	7.081	99.000	59	4,423,613	10.605	99.000
25	9,444,000	7.385	99.000	60	4,305,779	10.237	99.000
26	9,444,000	7.142	99.000	61	4,190,749	10.606	99.000
27	9,444,000	7.151	99.000	62	4,078,458	10.238	99.000
28	9,444,000	7.448	99.000	63	3,968,840	10.238	99.000
29	9,444,000	7.184	99.000	64	3,861,832	10.606	99.000
30	9,444,000	7.455	99.000	65	3,757,371	10.238	99.000
31	9,444,000	7.189	99.000	66	3,655,397	10.607	99.000
32	9,444,000	7.246	99.000	67	3,555,851	10.239	99.000
33	9,444,000	8.412	99.000
34	9,444,000	7.531	99.000
35	9,444,000	7.809	99.000

Group I Available Funds Rate and Effective Rate

The following assumptions (i) one-month LIBOR remains static, (ii) day count convention of Actual/360 is applied and(iii) prepayments on the mortgage loans occur at the Pricing Prepayment Assumption. It is highly unlikely, however, that prepayments on the mortgage loans will occur at the Pricing Prepayment Assumption or at any other constant percentage. There is no assurance, therefore, of whether or to what extent the actual mortgage rates on the mortgage loans on any Payment Date will conform to the corresponding rate set forth for that Payment Date in the following table.

Period	Class I-A through I-M AFR (1) (%)	Class I-A through I-M Effective Rate(2) (%)	Period	Class I-A through I-M AFR(1) (%)	Class I-A through I-M Effective Rate(2) (%)
1	7.51	7.51	38	6.63	9.21
2	6.49	8.91	39	6.63	9.21
3	6.49	8.91	40	6.85	9.52
4	6.70	9.21	41	6.63	9.21
5	6.53	8.99	42	6.85	9.52
6	6.74	9.29	43	6.63	9.21
7	6.53	8.99	44	6.63	9.21
8	6.53	8.99	45	7.34	10.20
9	7.24	9.97	46	6.63	9.21
10	6.54	9.01	47	6.85	9.52
11	6.85	9.52	48	6.63	9.21
12	6.63	9.21	49	6.85	9.52
13	6.85	9.52	50	6.63	9.21
14	6.63	9.21	51	6.63	9.21
15	6.63	9.21	52	6.85	9.52
16	6.85	9.52	53	6.63	9.21
17	6.63	9.21	54	6.85	9.52
18	6.85	9.52	55	6.63	9.21
19	6.63	9.21	56	6.63	9.21
20	6.63	9.21	57	7.34	10.20
21	7.09	9.84	58	6.63	9.21
22	6.63	9.21	59	6.85	9.52
23	6.85	9.52	60	6.63	9.21
24	6.63	9.21	61	6.85	9.52
25	6.85	9.52	62	6.63	9.21
26	6.63	9.21	63	6.63	9.21
27	6.63	9.21	64	6.85	9.52
28	6.85	9.52	65	6.63	9.21
29	6.63	9.21	66	6.85	9.52
30	6.85	9.52	67	6.63	9.21
31	6.63	9.21	68	6.63	9.21
32	6.63	9.21	69	7.09	9.84
33	7.34	10.20	70	6.63	9.21
34	6.63	9.21	71	6.85	9.52
35	6.85	9.52	72	6.63	9.21
36	6.63	9.21	73	6.85	9.52
37	6.85	9.52

(1)	Assumes 1-month LIBOR and 1 year MTA remains constant at 5.32211% and 4.28167%, and the cashflows are run to the Optional Termination at the pricing speed.
(2)	Assumes 1-month LIBOR and 1 year MTA increases instantaneously within the first period to 20.00% and the cashflows are run to the Optional Termination at the pricing speed.
(3)	Includes lookback of 45 days.

Group II Available Funds Rate

The following assumptions (i) one-month LIBOR remains static, (ii) day count convention of Actual/360 is applied and(iii) prepayments on the mortgage loans occur at the Pricing Prepayment Assumption. It is highly unlikely, however, that prepayments on the mortgage loans will occur at the Pricing Prepayment Assumption or at any other constant percentage. There is no assurance, therefore, of whether or to what extent the actual mortgage rates on the mortgage loans on any Payment Date will conform to the corresponding rate set forth for that Payment Date in the following table.

Period	Class II-A-1A through II-A-1C AFR	Class II-A-2 AFR	Class II-M-1 through II-M-5 AFR	Period	Class II-A-1A through II-A-1C AFR	Class II-A-2 AFR	Class II-M-1 through II-M-5 AFR
1	7.30	8.14	7.73	36	7.25	6.57	6.90
2	5.92	6.57	6.25	37	7.51	6.79	7.14
3	5.93	6.57	6.26	38	7.27	6.57	6.91
4	6.31	6.79	6.56	39	7.27	6.57	6.91
5	6.12	6.57	6.35	40	7.51	6.79	7.14
6	6.33	6.79	6.57	41	7.27	6.57	6.91
7	6.13	6.57	6.35	42	7.52	6.79	7.14
8	6.16	6.57	6.37	43	7.27	6.57	6.91
9	7.48	7.27	7.37	44	7.32	6.57	6.93
10	6.76	6.57	6.66	45	8.10	7.27	7.68
11	6.98	6.79	6.88	46	7.32	6.57	6.93
12	6.76	6.57	6.66	47	7.56	6.79	7.16
13	6.98	6.79	6.88	48	7.32	6.57	6.93
14	6.76	6.57	6.66	49	7.56	6.79	7.16
15	6.76	6.57	6.66	50	7.32	6.57	6.93
16	6.98	6.79	6.88	51	7.32	6.57	6.93
17	6.77	6.57	6.66	52	7.56	6.88	7.21
18	6.99	6.79	6.89	53	7.32	7.01	7.16
19	6.77	6.57	6.67	54	7.56	7.25	7.40
20	6.86	6.57	6.71	55	7.32	7.01	7.16
21	7.44	7.02	7.23	56	7.32	7.02	7.16
22	6.96	6.57	6.76	57	8.10	8.09	8.10
23	7.20	6.79	6.99	58	7.32	7.73	7.53
24	6.99	6.57	6.77	59	7.56	8.01	7.79
25	7.31	6.79	7.04	60	7.32	7.75	7.54
26	7.09	6.57	6.82	61	7.56	8.01	7.79
27	7.09	6.57	6.82	62	7.32	7.75	7.54
28	7.36	6.79	7.07	63	7.32	7.75	7.54
29	7.12	6.57	6.84	64	7.56	8.01	7.79
30	7.37	6.79	7.07	65	7.32	7.75	7.54
31	7.13	6.57	6.84	66	7.56	8.01	7.79
32	7.22	6.57	6.89	67	7.32	7.75	7.54
33	8.02	7.27	7.64
34	7.24	6.57	6.90
35	7.49	6.79	7.13

(1)
Assumes 1-month LIBOR, 6-month LIBOR, 1 year LIBOR and CMT remain constant at 5.32211%, 5.56896%, 5.68171%, and 5.32211% respectively and the cashflows are run to the Optional Termination at the pricing speed.

Group II Effective Rate

The following assumptions (i) one-month LIBOR remains static, (ii) day count convention of Actual/360 is applied and(iii) prepayments on the mortgage loans occur at the Pricing Prepayment Assumption. It is highly unlikely, however, that prepayments on the mortgage loans will occur at the Pricing Prepayment Assumption or at any other constant percentage. There is no assurance, therefore, of whether or to what extent the actual mortgage rates on the mortgage loans on any Payment Date will conform to the corresponding rate set forth for that Payment Date in the following table.

Period	Class II-A-1A through II-A-1C Rate	Class II-A-2 Rate	Class II-M-1 through II-M-5 Rate	Period	Class II-A-1A through II-A-1C Rate	Class II-A-2 Rate	Class II-M-1 through II-M-5 Rate
1	20.51	8.14	21.10	36	20.30	6.57	20.81
2	20.26	6.57	20.80	37	20.30	6.79	20.81
3	20.24	6.57	20.80	38	20.30	6.57	20.34
4	20.22	6.79	20.80	39	20.26	6.57	20.71
5	20.17	6.57	20.79	40	20.26	6.79	20.71
6	20.17	6.79	20.79	41	20.26	6.57	20.69
7	20.18	6.57	20.79	42	20.25	6.79	20.67
8	20.18	6.57	20.79	43	20.26	6.57	20.65
9	20.18	7.27	20.79	44	20.26	6.57	20.62
10	20.19	6.57	20.79	45	20.25	7.27	20.63
11	20.19	6.79	20.79	46	20.26	6.57	20.61
12	20.19	6.57	20.79	47	20.26	6.79	20.62
13	20.19	6.79	20.79	48	20.26	6.57	20.61
14	20.20	6.57	20.79	49	20.25	6.79	20.62
15	20.20	6.57	20.79	50	20.26	6.57	20.61
16	20.20	6.79	20.79	51	20.26	6.57	20.61
17	20.21	6.57	20.79	52	20.25	6.96	20.62
18	20.21	6.79	20.79	53	20.26	7.51	20.62
19	20.21	6.57	20.79	54	20.25	7.76	20.62
20	20.22	6.57	20.79	55	20.26	7.51	20.62
21	20.22	7.02	20.79	56	20.26	7.52	20.62
22	20.22	6.57	20.79	57	20.25	10.07	20.65
23	20.24	6.79	20.79	58	20.26	11.23	20.65
24	20.25	6.57	20.80	59	20.25	11.71	20.65
25	20.25	6.79	20.80	60	20.26	11.34	20.65
26	20.26	6.57	20.80	61	20.25	11.71	20.65
27	20.26	6.57	20.80	62	20.26	11.34	20.65
28	20.26	6.79	20.80	63	20.25	11.34	20.65
29	20.29	6.57	20.80	64	20.25	11.71	20.65
30	20.29	6.79	20.80	65	20.26	11.34	20.65
31	20.30	6.57	20.80	66	20.25	11.71	20.65
32	20.30	6.57	20.80	67	20.25	11.34	20.64
33	20.29	7.27	20.80
34	20.30	6.57	20.80
35	20.30	6.79	20.81

(1)	Assumes 1-month LIBOR, 6-month LIBOR, 1 year LIBOR and CMT increases instantaneously within the first period to 20.00% and the cashflows are run to the Optional Termination at the pricing speed.

Group III Available Funds Rate and Effective Rate

The following assumptions (i) one-month LIBOR remains static, (ii) day count convention of Actual/360 is applied and(iii) prepayments on the mortgage loans occur at the Pricing Prepayment Assumption. It is highly unlikely, however, that prepayments on the mortgage loans will occur at the Pricing Prepayment Assumption or at any other constant percentage. There is no assurance, therefore, of whether or to what extent the actual mortgage rates on the mortgage loans on any Payment Date will conform to the corresponding rate set forth for that Payment Date in the following table.

Period	Class III-A-1 Available Funds Rate (1)	Class III-A-1 Effective Rate(2)
1	8.24	22.72
2	6.65	20.95
3	6.65	20.83
4	6.87	21.01
5	6.65	20.70
6	6.88	20.85
7	6.65	20.65
8	6.66	20.58
9	7.37	21.25
10	6.66	20.55
11	6.88	20.71
12	6.66	20.47
13	6.88	20.73
14	6.66	20.49
15	6.66	20.48
16	6.88	20.71
17	6.66	20.46
18	6.88	20.66
19	6.66	20.40
20	6.66	20.35
21	7.12	20.73
22	6.66	20.15
23	6.88	20.16
24	6.66	19.42
25	6.88	17.11

(1)	Assumes 1-month LIBOR remains constant at 5.32211%, and the cashflows are run to the Optional Termination at the pricing speed.
(2)	Assumes 1-month LIBOR increases instantaneously within the first period to 20.00% and the cashflows are run to the Optional Termination at the pricing speed.

Group I Excess Spread (1),(2)

Excess Spread. The information in the following table has been prepared in accordance with the following assumptions (i) One-month LIBOR increase in accordance with the 1-Month LIBOR Forward Curve as of the close on June 26, 2006, (ii) daycount convention of 30/360 is applied, and (iii) prepayments on the mortgage loans occur at the Pricing Prepayment Assumption. It is highly unlikely, however, that prepayments on the mortgage loans will occur at the Pricing Prepayment Assumption or at any other constant percentage. There is no assurance, therefore, of whether or to what extent the actual excess spread on any Payment Date will conform to the corresponding rate set forth for that Payment Date in the following table.
Period	FWD 1ML (%)	MTA (%)	Static Index Excess Spread (%)	FWD Index Excess Spread (%)	Period	FWD 1ML (%)	MTA (%)	Static Index Excess Spread (%)	FWD Index Excess Spread (%)
1	5.32211	4.28167	2.16	2.16	38	5.52503	5.16526	1.12	1.78
2	5.43462	4.43324	1.54	1.54	39	5.53036	5.17101	1.12	1.79
3	5.52112	4.56298	1.55	1.58	40	5.54183	5.17655	1.30	1.97
4	5.52849	4.67415	1.73	1.82	41	5.54455	5.18191	1.12	1.78
5	5.58958	4.78689	1.60	1.78	42	5.55239	5.18717	1.30	1.97
6	5.62201	4.87178	1.78	2.03	43	5.56354	5.19234	1.12	1.77
7	5.57390	4.94326	1.60	1.89	44	5.56610	5.19740	1.11	1.77
8	5.59406	5.01192	1.60	2.01	45	5.56609	5.20235	1.66	2.34
9	5.60028	5.07146	2.14	2.64	46	5.56668	5.20721	1.12	1.77
10	5.54995	5.11075	1.51	2.01	47	5.56852	5.21196	1.30	1.97
11	5.55460	5.14149	1.69	2.32	48	5.57234	5.21660	1.12	1.78
12	5.55213	5.16069	1.50	2.16	49	5.57711	5.22112	1.30	1.97
13	5.50983	5.17076	1.68	2.37	50	5.57993	5.22554	1.12	1.78
14	5.50792	5.16509	1.50	2.23	51	5.58624	5.22981	1.12	1.79
15	5.49697	5.15745	1.50	2.23	52	5.59259	5.23397	1.30	1.98
16	5.47554	5.14870	1.68	2.41	53	5.59636	5.23799	1.13	1.79
17	5.47013	5.13965	1.50	2.24	54	5.60304	5.24187	1.31	1.98
18	5.46335	5.13096	1.67	2.42	55	5.61387	5.24566	1.13	1.79
19	5.45882	5.12325	1.49	2.23	56	5.61593	5.24931	1.13	1.79
20	5.45280	5.11681	1.49	2.22	57	5.61479	5.25288	1.68	2.37
21	5.44789	5.11147	1.85	2.59	58	5.61256	5.25638	1.14	1.80
22	5.45031	5.10757	1.39	2.11	59	5.61532	5.25982	1.32	2.00
23	5.44539	5.10510	1.56	2.28	60	5.61671	5.26318	1.15	1.81
24	5.44393	5.10375	1.38	2.10	61	5.61313	5.26648	1.33	2.01
25	5.44986	5.10366	1.56	2.28	62	5.61620	5.26976	1.15	1.83
26	5.44633	5.10489	1.38	2.09	63	5.62062	5.27307	1.15	1.83
27	5.45342	5.10711	1.37	2.09	64	5.62855	5.27645	1.34	2.02
28	5.47915	5.11043	1.55	2.27	65	5.63193	5.27989	1.16	1.83
29	5.47799	5.11473	1.37	2.06	66	5.63798	5.28337	1.34	2.03
30	5.48376	5.11950	1.55	2.25	67	5.65273	5.28688	1.17	1.84
31	5.50142	5.12467	1.37	2.06	68	5.65588	5.29044	1.17	1.83
32	5.50192	5.13022	1.37	2.05	69	5.65516	5.29397	1.54	2.22
33	5.50194	5.13593	1.91	2.62	70	5.64980	5.29747	1.18	1.84
34	5.50701	5.14174	1.37	2.06	71	5.65235	5.30093	1.36	2.05
35	5.50650	5.14760	1.30	1.97	72	5.65568	5.30434	1.19	1.86
36	5.51186	5.15352	1.12	1.79	73	5.65726	5.30772	1.37	2.06
37	5.52387	5.15941	1.30	1.98

(1)
Assumes 1-month LIBOR and MTA Indices are run at the Index shown above and the cash flows are run to the Optional Termination at the pricing speed. Static 1-month LIBOR remains constant at 5.32211%, and MTA remains constant at 4.2816%.

(2)
Calculated as (a) interest on the collateral (net of the trust administration fees, servicing fees and monthly rebates payable to borrowers), less total interest on the Offered Notes divided by (b) collateral balance as of the beginning period, such amount multiplied by 12.

* Approximate

Group II Excess Spread (1),(2)

Excess Spread. The information in the following table has been prepared in accordance with the following assumptions (i) One-month LIBOR increase in accordance with the 1-Month LIBOR Forward Curve as of the close on June 26, 2006, (ii) daycount convention of 30/360 is applied, and (iii) prepayments on the mortgage loans occur at the Pricing Prepayment Assumption. It is highly unlikely, however, that prepayments on the mortgage loans will occur at the Pricing Prepayment Assumption or at any other constant percentage. There is no assurance, therefore, of whether or to what extent the actual excess spread on any Payment Date will conform to the corresponding rate set forth for that Payment Date in the following table.
Period	FWD 1ML (%)	Static Index Excess Spread (%)	FWD Index Excess Spread (%)	Period	FWD 1ML (%)	Static Index Excess Spread (%)	FWD Index Excess Spread (%)
1	5.32211	1.03	1.03	36	5.51186	1.14	1.05
2	5.43462	0.49	0.44	37	5.52387	1.25	1.16
3	5.52112	0.49	0.40	38	5.52503	1.14	1.05
4	5.52849	0.68	0.60	39	5.53036	1.14	1.05
5	5.58958	0.59	0.48	40	5.54183	1.24	1.15
6	5.62201	0.69	0.57	41	5.54455	1.14	1.05
7	5.57390	0.60	0.49	42	5.55239	1.24	1.14
8	5.59406	0.62	0.50	43	5.56354	1.14	1.04
9	5.60028	1.19	1.09	44	5.56610	1.16	1.06
10	5.54995	0.92	0.81	45	5.56609	1.47	1.39
11	5.55460	1.01	0.91	46	5.56668	1.16	1.08
12	5.55213	0.92	0.81	47	5.56852	1.26	1.18
13	5.50983	1.01	0.93	48	5.57234	1.16	1.08
14	5.50792	0.92	0.83	49	5.57711	1.26	1.18
15	5.49697	0.91	0.84	50	5.57993	1.17	1.08
16	5.47554	1.01	0.93	51	5.58624	1.17	1.08
17	5.47013	0.92	0.84	52	5.59259	1.31	1.23
18	5.46335	1.01	0.94	53	5.59636	1.40	1.32
19	5.45882	0.92	0.84	54	5.60304	1.51	1.42
20	5.45280	0.96	0.89	55	5.61387	1.41	1.32
21	5.44789	1.20	1.13	56	5.61593	1.41	1.32
22	5.45031	1.01	0.93	57	5.61479	1.40	1.30
23	5.44539	1.10	1.03	58	5.61256	1.32	1.23
24	5.44393	1.02	0.94	59	5.61532	1.43	1.35
25	5.44986	1.15	1.08	60	5.61671	1.33	1.24
26	5.44633	1.06	0.98	61	5.61313	1.44	1.35
27	5.45342	1.06	0.98	62	5.61620	1.34	1.24
28	5.47915	1.17	1.09	63	5.62062	1.34	1.25
29	5.47799	1.08	0.99	64	5.62855	1.45	1.36
30	5.48376	1.18	1.09	65	5.63193	1.35	1.26
31	5.50142	1.08	0.98	66	5.63798	1.45	1.37
32	5.50192	1.13	1.03	67	5.65273	1.35	1.25
33	5.50194	1.44	1.36
34	5.50701	1.14	1.05
35	5.50650	1.24	1.15

(1)
Assumes 1-month LIBOR, 6-month LIBOR, 1-year LIBOR and CMT Indices are run at the Index shown above or footnoted below and the cash flows are run to the Optional Termination at the pricing speed. Static 1-month LIBOR remains constant at 5.32211%.

(2)
Calculated as (a) interest on the collateral (net of the trust administration fees, servicing fees and monthly rebates payable to borrowers) less total interest on the Offered Notes divided by (b) collateral balance as of the beginning period, such amount multiplied by 12.

(3)	Ran forward curves for 6-month LIBOR, 1-year LIBOR and CMT.

* Approximate

Group III Excess Spread (1),(2)

Excess Spread. The information in the following table has been prepared in accordance with the following assumptions (i) One-month LIBOR increase in accordance with the 1-Month LIBOR Forward Curve as of the close on June 26, 2006, (ii) daycount convention of 30/360 is applied, and (iii) prepayments on the mortgage loans occur at the Pricing Prepayment Assumption. It is highly unlikely, however, that prepayments on the mortgage loans will occur at the Pricing Prepayment Assumption or at any other constant percentage. There is no assurance, therefore, of whether or to what extent the actual excess spread on any Payment Date will conform to the corresponding rate set forth for that Payment Date in the following table.
Period	FWD 1ML (%)	Static Index Excess Spread (%)	FWD Index Excess Spread (%)	Period	FWD 1ML (%)	Static Index Excess Spread (%)	FWD Index Excess Spread (%)
1	5.32211	1.29	1.29	36	5.51186	0.61	0.61
2	5.43462	0.83	0.78	37	5.52387	0.61	0.61
3	5.52112	0.83	0.74	38	5.52503	0.60	0.60
4	5.52849	0.90	0.81	39	5.53036	0.59	0.59
5	5.58958	0.82	0.72	40	5.54183	0.59	0.59
6	5.62201	0.88	0.77	41	5.54455	0.59	0.59
7	5.57390	0.81	0.72	42	5.55239	0.58	0.58
8	5.59406	0.81	0.71	43	5.56354	0.58	0.58
9	5.60028	0.98	0.89	44	5.56610	0.58	0.58
10	5.54995	0.80	0.72	45	5.56609	0.57	0.57
11	5.55460	0.84	0.77	46	5.56668	0.57	0.57
12	5.55213	0.78	0.71	47	5.56852	0.57	0.57
13	5.50983	0.82	0.77	48	5.57234	0.56	0.56
14	5.50792	0.77	0.72	49	5.57711	0.56	0.56
15	5.49697	0.76	0.72	50	5.57993	0.55	0.55
16	5.47554	0.78	0.75	51	5.58624	0.55	0.55
17	5.47013	0.73	0.71	52	5.59259	0.55	0.55
18	5.46335	0.75	0.73	53	5.59636	0.54	0.54
19	5.45882	0.71	0.69	54	5.60304	0.54	0.54
20	5.45280	0.69	0.68	55	5.61387	0.54	0.54
21	5.44789	0.72	0.70	56	5.61593	0.54	0.54
22	5.45031	0.67	0.66	57	5.61479	0.54	0.54
23	5.44539	0.66	0.66	58	5.61256	0.54	0.54
24	5.44393	0.64	0.63	59	5.61532	0.54	0.54
25	5.44986	0.63	0.62	60	5.61671	0.54	0.54
26	5.44633	0.62	0.62	61	5.61313	0.54	0.54
27	5.45342	0.62	0.62	62	5.61620	0.54	0.54
28	5.47915	0.62	0.62	63	5.62062	0.54	0.54
29	5.47799	0.62	0.62	64	5.62855	0.54	0.54
30	5.48376	0.62	0.62	65	5.63193	0.54	0.54
31	5.50142	0.61	0.61	66	5.63798	0.54	0.54
32	5.50192	0.61	0.61	67	5.65273	0.54	0.54
33	5.50194	0.61	0.61	68	5.65588	0.53	0.53
34	5.50701	0.61	0.61	69	5.65516	0.53	0.53
35	5.50650	0.61	0.61	70	5.64980	0.53	0.53

(1)	Assumes 1-month LIBOR Index is run at the Index shown above and the cash flows are run to the Optional Termination at the pricing speed. Static 1-month LIBOR remains constant at 5.32211%.
(2)
Calculated as (a) interest on the collateral (net of the trust administration fees, servicing fees and monthly rebates payable to borrowers) less total interest on the Offered Notes divided by (b) collateral balance as of the beginning period, such amount multiplied by 12.

* Approximate

Group I Sensitivity Table - To Call

The assumptions for the sensitivity table below are as follows:
▪	The Pricing Prepayment Assumptions (as defined on page 3 above) are applied
▪	1-month LIBOR and MTA remain static
▪	20% Clean Up Call is exercised

		5% CPR	15% CPR	25% CPR	35% CPR	45% CPR	55% CPR
Class I-A-1	WAL	6.78	1.93	1.00	0.65	0.47	0.35
	First Prin Pay	1	1	1	1	1	1
	Last Prin Pay	141	51	26	17	12	9

		5% CPR	15% CPR	25% CPR	35% CPR	45% CPR	55% CPR
Class I-A-2	WAL	14.76	5.59	3.00	1.93	1.37	1.02
	First Prin Pay	141	51	26	17	12	9
	Last Prin Pay	219	87	48	31	22	16

		5% CPR	15% CPR	25% CPR	35% CPR	45% CPR	55% CPR
Class I-A-3	WAL	22.58	9.66	5.57	3.68	2.56	1.90
	First Prin Pay	219	87	48	31	22	16
	Last Prin Pay	286	125	73	49	35	26

		5% CPR	15% CPR	25% CPR	35% CPR	45% CPR	55% CPR
Class I-A-4	WAL	13.66	5.24	2.92	1.92	1.34	1.00
	First Prin Pay	1	1	1	1	1	1
	Last Prin Pay	286	125	73	49	35	26

		5% CPR	15% CPR	25% CPR	35% CPR	45% CPR	55% CPR
Class I-M-1	WAL	20.58	8.68	5.41	3.70	2.90	2.15
	First Prin Pay	165	74	43	38	35	26
	Last Prin Pay	286	125	73	49	35	26

		5% CPR	15% CPR	25% CPR	35% CPR	45% CPR	55% CPR
Class I-M-2	WAL	20.58	8.67	5.41	3.69	2.90	2.15
	First Prin Pay	165	73	43	37	35	26
	Last Prin Pay	286	125	73	49	35	26

		5% CPR	15% CPR	25% CPR	35% CPR	45% CPR	55% CPR
Class I-M-3	WAL	20.58	8.67	5.41	3.68	2.90	2.15
	First Prin Pay	165	73	43	37	35	26
	Last Prin Pay	286	125	73	49	35	26

		5% CPR	15% CPR	25% CPR	35% CPR	45% CPR	55% CPR
Class I-M-4	WAL	20.58	8.67	5.41	3.68	2.90	2.15
	First Prin Pay	165	73	43	37	35	26
	Last Prin Pay	286	125	73	49	35	26

		5% CPR	15% CPR	25% CPR	35% CPR	45% CPR	55% CPR
Class I-M-5	WAL	20.41	8.56	5.41	3.68	2.90	2.15
	First Prin Pay	165	73	43	37	35	26
	Last Prin Pay	286	125	73	49	35	26

		5% CPR	15% CPR	25% CPR	35% CPR	45% CPR	55% CPR
Class I-M-6	WAL	17.55	7.07	4.75	3.30	2.90	2.15
	First Prin Pay	165	73	43	37	35	26
	Last Prin Pay	262	110	73	49	35	26

Group II Sensitivity Table - To Call

The assumptions for the sensitivity table below are as follows:
▪	The Pricing Prepayment Assumptions (as defined on page 3 above) are applied
▪	1-month LIBOR, 6-month LIBOR, 1-year LIBOR, CMT remain static
▪	20% Clean Up Call is exercised

		10% CPR	15% CPR	25% CPR	30% CPR	35% CPR	45% CPR	55% CPR
Class II-A-1	WAL	2.63	1.73	1.00	0.81	0.68	0.50	0.38
	First Prin Pay	1	1	1	1	1	1	1
	Last Prin Pay	71	46	27	22	18	13	10

		10% CPR	15% CPR	25% CPR	30% CPR	35% CPR	45% CPR	55% CPR
Class II-A-2	WAL	7.95	5.29	3.00	2.37	1.97	1.43	1.08
	First Prin Pay	71	46	27	22	18	13	10
	Last Prin Pay	124	85	48	39	30	22	17

		10% CPR	15% CPR	25% CPR	30% CPR	35% CPR	45% CPR	55% CPR
Class II-A-3	WAL	13.13	9.14	5.27	4.25	3.47	2.47	1.87
	First Prin Pay	124	85	48	39	30	22	17
	Last Prin Pay	166	116	67	54	45	33	25

		10% CPR	15% CPR	25% CPR	30% CPR	35% CPR	45% CPR	55% CPR
Class II-A-4	WAL	6.78	4.60	2.64	2.12	1.75	1.26	0.95
	First Prin Pay	1	1	1	1	1	1	1
	Last Prin Pay	166	116	67	54	45	33	25

		10% CPR	15% CPR	25% CPR	30% CPR	35% CPR	45% CPR	55% CPR
Class II-M-1	WAL	11.36	7.79	4.55	3.86	3.49	2.74	2.07
	First Prin Pay	77	51	37	38	39	33	25
	Last Prin Pay	166	116	67	54	45	33	25

		10% CPR	15% CPR	25% CPR	30% CPR	35% CPR	45% CPR	55% CPR
Class II-M-2	WAL	11.36	7.79	4.54	3.84	3.44	2.74	2.07
	First Prin Pay	77	51	37	37	38	33	25
	Last Prin Pay	166	116	67	54	45	33	25

		10% CPR	15% CPR	25% CPR	30% CPR	35% CPR	45% CPR	55% CPR
Class II-M-3	WAL	11.36	7.80	4.54	3.81	3.42	2.74	2.07
	First Prin Pay	77	51	37	37	38	33	25
	Last Prin Pay	166	116	67	54	45	33	25

		10% CPR	15% CPR	25% CPR	30% CPR	35% CPR	45% CPR	55% CPR
Class II-M-4	WAL	11.36	7.79	4.54	3.81	3.40	2.74	2.07
	First Prin Pay	77	51	37	37	37	33	25
	Last Prin Pay	166	116	67	54	45	33	25

		10% CPR	15% CPR	25% CPR	30% CPR	35% CPR	45% CPR	55% CPR
Class II-M-5	WAL	11.10	7.59	4.42	3.72	3.32	2.74	2.07
	First Prin Pay	77	51	37	37	37	33	25
	Last Prin Pay	166	116	67	54	45	33	25

Group III Sensitivity Table - To Call

The assumptions for the sensitivity table below are as follows:
▪	The Pricing Prepayment Assumptions (as defined on page 3 above) are applied
▪	1-month LIBOR remain static
▪	20% Clean Up Call is exercised

		50% CPR	75% CPR	100% CPR	125% CPR	150% CPR	175% CPR
Class III-A1	WAL	1.92	1.31	1.00	0.81	0.68	0.58
	First Prin Pay	1	1	1	1	1	1
	Last Prin Pay	50	33	25	20	16	14

		50% CPR	75% CPR	100% CPR	125% CPR	150% CPR	175% CPR
Class III-A2	WAL	6.76	4.16	3.00	2.28	1.87	1.57
	First Prin Pay	50	33	25	20	16	14
	Last Prin Pay	130	75	52	39	30	25

		50% CPR	75% CPR	100% CPR	125% CPR	150% CPR	175% CPR
Class III-A3	WAL	11.47	7.30	5.00	3.74	2.72	2.27
	First Prin Pay	130	75	52	39	30	25
	Last Prin Pay	139	95	70	51	36	30

		50% CPR	75% CPR	100% CPR	125% CPR	150% CPR	175% CPR
Class III-A4	WAL	11.57	7.90	5.82	4.55	3.65	2.85
	First Prin Pay	139	95	70	51	36	30
	Last Prin Pay	139	95	70	55	45	37

		50% CPR	75% CPR	100% CPR	125% CPR	150% CPR	175% CPR
Class III-A5	WAL	7.78	6.61	5.38	4.44	3.72	3.07
	First Prin Pay	37	37	37	39	41	37
	Last Prin Pay	139	95	70	55	45	37

		50% CPR	75% CPR	100% CPR	125% CPR	150% CPR	175% CPR
Class III-M1	WAL	9.43	6.39	4.75	3.91	3.49	3.07
	First Prin Pay	63	42	37	38	39	37
	Last Prin Pay	139	95	70	55	45	37

		50% CPR	75% CPR	100% CPR	125% CPR	150% CPR	175% CPR
Class III-M2	WAL	9.43	6.39	4.75	3.89	3.45	3.07
	First Prin Pay	63	42	37	38	38	37
	Last Prin Pay	139	95	70	55	45	37

		50% CPR	75% CPR	100% CPR	125% CPR	150% CPR	175% CPR
Class III-M3	WAL	9.43	6.39	4.75	3.90	3.42	3.07
	First Prin Pay	63	42	37	38	38	37
	Last Prin Pay	139	95	70	55	45	37

		50% CPR	75% CPR	100% CPR	125% CPR	150% CPR	175% CPR
Class III-M4	WAL	9.43	6.39	4.75	3.87	3.42	3.07
	First Prin Pay	63	42	37	37	38	37
	Last Prin Pay	139	95	70	55	45	37

		50% CPR	75% CPR	100% CPR	125% CPR	150% CPR	175% CPR
Class III-M5	WAL	9.43	6.39	4.75	3.87	3.40	3.07
	First Prin Pay	63	42	37	37	37	37
	Last Prin Pay	139	95	70	55	45	37

		50% CPR	75% CPR	100% CPR	125% CPR	150% CPR	175% CPR
Class III-M6	WAL	9.43	6.39	4.75	3.87	3.38	3.07
	First Prin Pay	63	42	37	37	37	37
	Last Prin Pay	139	95	70	55	45	37

Group I Sensitivity Table - To Maturity

The assumptions for the sensitivity table below are as follows:
▪	The Pricing Prepayment Assumptions (as defined on page 3 above) are applied
▪	1-month LIBOR and MTA remain static
▪	20% Clean Up Call is not exercised

		5% CPR	15% CPR	25% CPR	35% CPR	45% CPR	55% CPR
Class I-A-1	WAL	6.78	1.93	1.00	0.65	0.47	0.35
	First Prin Pay	1	1	1	1	1	1
	Last Prin Pay	141	51	26	17	12	9

		5% CPR	15% CPR	25% CPR	35% CPR	45% CPR	55% CPR
Class I-A-2	WAL	14.76	5.59	3.00	1.93	1.37	1.02
	First Prin Pay	141	51	26	17	12	9
	Last Prin Pay	219	87	48	31	22	16

		5% CPR	15% CPR	25% CPR	35% CPR	45% CPR	55% CPR
Class I-A-3	WAL	25.74	12.50	7.36	4.89	3.40	2.37
	First Prin Pay	219	87	48	31	22	16
	Last Prin Pay	468	334	217	149	109	82

		5% CPR	15% CPR	25% CPR	35% CPR	45% CPR	55% CPR
Class I-A-4	WAL	14.69	6.16	3.50	2.31	1.62	1.15
	First Prin Pay	1	1	1	1	1	1
	Last Prin Pay	468	334	217	149	109	82

		5% CPR	15% CPR	25% CPR	35% CPR	45% CPR	55% CPR
Class I-M-1	WAL	22.48	10.33	6.44	4.55	3.87	3.89
	First Prin Pay	165	74	43	38	40	43
	Last Prin Pay	405	229	138	94	73	55

		5% CPR	15% CPR	25% CPR	35% CPR	45% CPR	55% CPR
Class I-M-2	WAL	22.17	10.07	6.27	4.43	3.70	3.52
	First Prin Pay	165	73	43	37	38	40
	Last Prin Pay	375	205	122	83	65	49

		5% CPR	15% CPR	25% CPR	35% CPR	45% CPR	55% CPR
Class I-M-3	WAL	21.88	9.75	6.07	4.35	3.55	3.31
	First Prin Pay	165	73	43	37	38	39
	Last Prin Pay	346	178	105	73	56	42

		5% CPR	15% CPR	25% CPR	35% CPR	45% CPR	55% CPR
Class I-M-4	WAL	21.52	9.39	5.85	4.23	3.43	3.22
	First Prin Pay	165	73	43	37	38	38
	Last Prin Pay	330	161	95	70	51	39

		5% CPR	15% CPR	25% CPR	35% CPR	45% CPR	55% CPR
Class I-M-5	WAL	20.62	8.71	5.50	3.94	3.18	3.14
	First Prin Pay	165	73	43	37	37	37
	Last Prin Pay	308	141	83	62	45	38

		5% CPR	15% CPR	25% CPR	35% CPR	45% CPR	55% CPR
Class I-M-6	WAL	17.55	7.07	4.75	3.30	3.07	3.07
	First Prin Pay	165	73	43	37	37	37
	Last Prin Pay	262	110	73	49	37	37

Group II Sensitivity Table - To Maturity

The assumptions for the sensitivity table below are as follows:
▪	The Pricing Prepayment Assumptions (as defined on page 3 above) are applied
▪	1-month LIBOR, 6-month LIBOR, 1-year LIBOR and CMT remain static
▪	20% Clean Up Call is not exercised

		10% CPR	15% CPR	25% CPR	30% CPR	35% CPR	45% CPR	55% CPR
Class II-A-1	WAL	2.63	1.73	1.00	0.81	0.68	0.50	0.38
	First Prin Pay	1	1	1	1	1	1	1
	Last Prin Pay	71	46	27	22	18	13	10

		10% CPR	15% CPR	25% CPR	30% CPR	35% CPR	45% CPR	55% CPR
Class II-A-2	WAL	7.95	5.29	3.00	2.37	1.97	1.43	1.08
	First Prin Pay	71	46	27	22	18	13	10
	Last Prin Pay	124	85	48	39	30	22	17

		10% CPR	15% CPR	25% CPR	30% CPR	35% CPR	45% CPR	55% CPR
Class II-A-3	WAL	16.40	12.11	7.30	5.94	4.88	3.37	2.30
	First Prin Pay	124	85	48	39	30	22	17
	Last Prin Pay	338	309	220	183	154	113	85

		10% CPR	15% CPR	25% CPR	30% CPR	35% CPR	45% CPR	55% CPR
Class II-A-4	WAL	7.83	5.50	3.23	2.61	2.16	1.52	1.08
	First Prin Pay	1	1	1	1	1	1	1
	Last Prin Pay	347	320	223	184	155	113	85

		10% CPR	15% CPR	25% CPR	30% CPR	35% CPR	45% CPR	55% CPR
Class II-M-1	WAL	13.41	9.53	5.69	4.80	4.27	3.84	4.18
	First Prin Pay	77	51	37	38	39	41	46
	Last Prin Pay	304	241	150	123	102	74	56

		10% CPR	15% CPR	25% CPR	30% CPR	35% CPR	45% CPR	55% CPR
Class II-M-2	WAL	13.27	9.37	5.57	4.69	4.14	3.62	3.62
	First Prin Pay	77	51	37	37	38	39	41
	Last Prin Pay	280	216	133	109	91	66	49

		10% CPR	15% CPR	25% CPR	30% CPR	35% CPR	45% CPR	55% CPR
Class II-M-3	WAL	13.07	9.18	5.44	4.55	4.03	3.49	3.38
	First Prin Pay	77	51	37	37	38	39	40
	Last Prin Pay	254	189	115	93	78	56	42

		10% CPR	15% CPR	25% CPR	30% CPR	35% CPR	45% CPR	55% CPR
Class II-M-4	WAL	12.87	9.00	5.32	4.46	3.93	3.38	3.29
	First Prin Pay	77	51	37	37	37	38	39
	Last Prin Pay	240	177	106	86	72	52	40

		10% CPR	15% CPR	25% CPR	30% CPR	35% CPR	45% CPR	55% CPR
Class II-M-5	WAL	11.71	8.07	4.73	3.98	3.53	3.17	3.15
	First Prin Pay	77	51	37	37	37	37	37
	Last Prin Pay	223	162	96	78	65	47	39

Group III Sensitivity Table - To Maturity

The assumptions for the sensitivity table below are as follows:
▪	The Pricing Prepayment Assumptions (as defined on page 3 above) are applied
▪	1-month LIBOR remain static
▪	20% Clean Up Call is not exercised

		50% CPR	75% CPR	100% CPR	125% CPR	150% CPR	175% CPR
Class III-A1	WAL	1.92	1.31	1.00	0.81	0.68	0.58
	First Prin Pay	1	1	1	1	1	1
	Last Prin Pay	50	33	25	20	16	14

		50% CPR	75% CPR	100% CPR	125% CPR	150% CPR	175% CPR
Class III-A2	WAL	6.76	4.16	3.00	2.28	1.87	1.57
	First Prin Pay	50	33	25	20	16	14
	Last Prin Pay	130	75	52	39	30	25

		50% CPR	75% CPR	100% CPR	125% CPR	150% CPR	175% CPR
Class III-A3	WAL	12.39	7.64	5.00	3.74	2.72	2.27
	First Prin Pay	130	75	52	39	30	25
	Last Prin Pay	170	114	70	51	36	30

		50% CPR	75% CPR	100% CPR	125% CPR	150% CPR	175% CPR
Class III-A4	WAL	19.05	13.80	9.89	6.97	4.77	3.17
	First Prin Pay	170	114	70	51	36	30
	Last Prin Pay	337	287	229	183	150	56

		50% CPR	75% CPR	100% CPR	125% CPR	150% CPR	175% CPR
Class III-A5	WAL	7.96	7.10	6.59	6.31	6.17	5.76
	First Prin Pay	37	37	37	39	41	43
	Last Prin Pay	335	285	227	181	147	124

		50% CPR	75% CPR	100% CPR	125% CPR	150% CPR	175% CPR
Class III-M1	WAL	11.42	7.92	5.94	4.84	4.23	3.93
	First Prin Pay	63	42	37	38	39	40
	Last Prin Pay	277	207	158	125	101	84

		50% CPR	75% CPR	100% CPR	125% CPR	150% CPR	175% CPR
Class III-M2	WAL	11.31	7.83	5.86	4.76	4.14	3.79
	First Prin Pay	63	42	37	38	38	39
	Last Prin Pay	256	187	142	112	90	75

		50% CPR	75% CPR	100% CPR	125% CPR	150% CPR	175% CPR
Class III-M3	WAL	11.22	7.75	5.80	4.71	4.06	3.72
	First Prin Pay	63	42	37	38	38	39
	Last Prin Pay	240	173	131	103	83	69

		50% CPR	75% CPR	100% CPR	125% CPR	150% CPR	175% CPR
Class III-M4	WAL	11.11	7.66	5.73	4.63	4.02	3.66
	First Prin Pay	63	42	37	37	38	38
	Last Prin Pay	232	166	125	98	80	66

		50% CPR	75% CPR	100% CPR	125% CPR	150% CPR	175% CPR
Class III-M5	WAL	10.89	7.48	5.59	4.52	3.91	3.56
	First Prin Pay	63	42	37	37	37	38
	Last Prin Pay	215	153	115	90	73	60

		50% CPR	75% CPR	100% CPR	125% CPR	150% CPR	175% CPR
Class III-M6	WAL	10.34	7.07	5.27	4.27	3.69	3.36
	First Prin Pay	63	42	37	37	37	37
	Last Prin Pay	194	136	102	79	64	53

Group I Breakeven Analysis

Static

Class	I-M-1	I-M-2	I-M-3	I-M-4	I-M-5	I-M-6
Rating (S / M / F)	AA+/ Aa2	AA/ A2	AA-/ Baa1	A+/ Baa2	A/Baa3	BBB/NR

Loss Severity	10%	10%	10%	10%	10%	10%
LIBOR	Static	Static	Static	Static	Static	Static
Default (CDR)	31.55	21.40	17.86	15.09	12.56	10.80
Collateral Loss (%)	5.93	4.81	4.31	3.86	3.40	3.04

Forward

Class	I-M-1	I-M-2	I-M-3	I-M-4	I-M-5	I-M-6
Rating (S / M / F)	AA+/ Aa2	AA/ A2	AA-/ Baa1	A+/ Baa2	A/Baa3	BBB/NR

Loss Severity	10%	10%	10%	10%	10%	10%
LIBOR	Forward	Forward	Forward	Forward	Forward
Default (CDR)	38.27	27.48	23.61	20.52	17.68	15.71
Collateral Loss (%)	6.54	5.58	5.14	4.74	4.33	4.01

Assumptions
Run at Pricing Speed to Maturity Assumed penalty haircut of 5%
All Trigger Events Failing
12 month lag to recovery
"Break" is CDR that creates the first dollar loss on the related bond
Defaults are in addition to prepayments
RMBS Servicer advances 100% principal and interest until liquidation

Group II Breakeven Analysis

Static

Class	II-M-1	II-M-2	II-M-3	II-M-4	II-M-5
Rating (S / M / F)	AA+/ Aa2	AA/ NR	A+/ NR	A+/ NR	BBB/ NR

Loss Severity	25%	25%	25%	25%	25%
LIBOR	Static	Static	Static	Static	Static
Default (CDR)	10.21	7.44	6.52	5.72	3.89
Collateral Loss (%)	6.79	5.28	4.73	4.24	3.02

Forward

Class	II-M-1	II-M-2	II-M-3	II-M-4	II-M-5
Rating (S / M / F)	AA+/ Aa2	AA/ NR	A+/ NR	A+/ NR	BBB/ NR

Loss Severity	25%	25%	25%	25%	25%
LIBOR	Forward	Forward	Forward	Forward	Forward
Default (CDR)	9.89	7.13	6.2	5.42	3.63
Collateral Loss (%)	6.63	5.10	4.54	4.05	2.84

Assumptions
Run at Pricing Speed to Maturity
All Trigger Events Failing
12 month lag to recovery
"Break" is CDR that creates the first dollar loss on the related bond
Defaults are in addition to prepayments
RMBS Servicer advances 100% principal and interest until liquidation

Group III Breakeven Analysis

Static

Class	III-M-1	III-M-2	III-M-3	III-M-4	III-M-5	III-M-6
Rating (S / M / F)	AA/Aa2+	AA-/A2	AA-/A2	A/Baa1	A-/Baa3	BBB-/NR

Loss Severity	25%	25%	25%	25%	25%	25%
LIBOR	Static	Static	Static	Static	Static	Static
Default (CDR)	7.88	6.04	5.32	4.32	3.44	2.62
Collateral Loss (%)	5.83	4.68	4.20	3.51	2.86	2.23

Forward

Class	III-M-1	III-M-2	III-M-3	III-M-4	III-M-5	III-M-6
Rating (S / M / F)	AA/Aa2+	AA-/A2	AA-/A2	A/Baa1	A-/Baa3	BBB-/NR

Loss Severity	25%	25%	25%	25%	25%	25%
LIBOR	Forward	Forward	Forward	Forward	Forward	Forward
Default (CDR)	7.75	5.91	5.2	4.19	3.32	2.5
Collateral Loss (%)	5.76	4.60	4.12	3.41	2.77	2.13

Assumptions
Run at Pricing Speed to Maturity
All Trigger Events Failing
12 month lag to recovery
"Break" is CDR that creates the first dollar loss on the related bond
Defaults are in addition to prepayments
RMBS Servicer advances 100% principal and interest until liquidation

Contact Information

UBS Securities LLC
Asset-Backed Finance
Paul Scialabba	(212) 713-9832 paul.scialabba@ubs.com
Steven Warjanka	(212) 713-2466 steven.warjanka@ubs.com
Michael Zentz	(212) 713-6099 michael.zentz@ubs.com
Sharmeen Khan	(212) 713-6252 sharmeen.khan@ubs.com
Structure & Collateral
Michael Leung	(212) 713-8661 michael-m.leung@ubs.com
Adrian Wu	(212) 713-3153 adrian.wu@ubs.com
John Fernandez	(212) 713-8859 john.fernandez@ubs.com
Cameron Pittman	(212) 713-8462 cameron.pittman@ubs.com
Trading & Syndicate
Jack McCleary	(212) 713-4330 jack.mccleary@ubs.com
Rick Onkey	(212) 713-4002 richard.onkey@ubs.com
Joe Ruttle	(212) 713-2252 joseph.ruttle@ubs.com

Rating Agencies
Standard & Poor’s
John Sang	(212) 438-6058 john_sang@standardandpoors.com
Moody’s
Timothy Gildner	(212) 553-2919 Timothy.gildner@moodys.com